Exhibit 4.47

EXECUTION VERSION

Dated __13____December 2017
SBI COUGAR SHIPPING COMPANY LIMITED
SBI JAGUAR SHIPPING COMPANY LIMITED
and
SBI PUMA SHIPPING COMPANY LIMITED
as joint and several Borrowers
- and -
The Banks and financial institutions
listed in Schedule 1
as Lenders
- and -
The Banks and financial institutions
listed in Schedule 2
as Swap Banks
- and -
NIBC BANK N.V.
as Mandated Lead Arranger, Agent
and as Security Trustee
__________________________________
Loan Agreement
__________________________________
relating to
a term loan facility up to $38,700,000 to finance
the acquisition of m.v.s. "SBI COUGAR", "SBI JAGUAR" AND "SBI PUMA"

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Index
ClausePage

1    INTERPRETATION    1
2    FACILITY    20
3    POSITION OF THE LENDERS AND SWAP BANKS    20
4    DRAWDOWN    21
5    INTEREST    22
6    INTEREST PERIODS    24
7    DEFAULT INTEREST    24
8    REPAYMENT AND PREPAYMENT    25
9    CONDITIONS PRECEDENT    28
10    REPRESENTATIONS AND WARRANTIES    29
11    GENERAL UNDERTAKINGS    32
12    CORPORATE AND FINANCIAL UNDERTAKINGS    37
13    INSURANCE    37
14    SHIP COVENANTS    42
15    SECURITY COVER    47
16    PAYMENTS AND CALCULATIONS    48
17    APPLICATION OF RECEIPTS    50
18    APPLICATION OF EARNINGS    51
19    EVENTS OF DEFAULT    51
20    FEES AND EXPENSES    56
21    INDEMNITIES    57
22    NO SET-OFF OR TAX DEDUCTION    59
23    ILLEGALITY, ETC    61
24    INCREASED COSTS    62
25    SET‑OFF    64
26    TRANSFERS AND CHANGES IN LENDING OFFICES    64
27    VARIATIONS AND WAIVERS    69
28    NOTICES    71
29    JOINT AND SEVERAL LIABILITY AND HEDGE GUARANTEE    73
30    SUPPLEMENTAL    74
31    LAW AND JURISDICTION    75

Schedules

Schedule 1 LENDERS AND COMMITMENTS    77
Schedule 2 SWAP BANKS    78
Schedule 3 DRAWDOWN NOTICE    79
Schedule 4 CONDITION PRECEDENT DOCUMENTS    80
Part A    80
Part B    82
Schedule 5 TRANSFER CERTIFICATE    84
Schedule 6 DESIGNATION NOTICE    88
Schedule 7 LIST OF APPROVED BROKERS    90
Execution Pages    91

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Exhibit 4.47

THIS AGREEMENT is made on ____13____December 2017

Parties

(1)
SBI COUGAR SHIPPING COMPANY LIMITED, a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands ("Borrower A")

(2)
SBI JAGUAR SHIPPING COMPANY LIMITED, a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands ("Borrower B")

(3)
SBI PUMA SHIPPING COMPANY LIMITED, a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands ("Borrower C")

(4)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1, as Lenders;

(5)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 2, as Swap Banks;

(6)	NIBC BANK N.V., as Mandated Lead Arranger;

(7)	NIBC BANK N.V., as Agent; and

(8)	NIBC BANK N.V., as Security Trustee.

BACKGROUND

(A)	The Lenders have agreed to make available to the Borrowers a facility of up to $38,700,000 in three tranches:
(i)for the purpose of Borrower A financing up to 60 per cent. of the Fair Market Value of Ship A;
(ii)for the purpose of Borrower B financing up to 60 per cent. of the Fair Market Value of Ship B; and
(iii)for the purpose of Borrower C financing up to 60 per cent. of the Fair Market Value of Ship C.

(B)	The Swap Banks may enter into interest rate swap transactions with the Borrowers from time to time to hedge the Borrowers' exposure under this Agreement to interest rate fluctuations.

(C)	The Lenders and the Swap Banks have agreed to share pari passu in the security to be granted to the Security Trustee pursuant to this Agreement.

IT IS AGREED as follows:

1	INTERPRETATION

1.2	Definitions. Subject to Clause 1.5, in this Agreement:
"Account Security Deed" means, in respect of each Earnings Account, a deed creating security in respect of that Earnings Account in the Agreed Form;

"Account Bank" means, in relation to each Earnings Account, ABN AMRO Bank N.V., Rotterdam or a recognised international bank or financial institution proposed by the Borrowers and which the Agent may, with the authorisation of the Majority Lenders, approve from time to time as the account bank with which such Earnings Account shall be held;

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"Accounting Information" means the annual audited consolidated accounts of the Guarantor or the quarterly unaudited consolidated accounts of the Guarantor, in each case, delivered to the Agent in accordance with Clause 11.6;

"Accounting Period" means each consecutive quarterly period during the Security Period ending on 31 March, 30 June, 30 September and 31 December of each financial year of the Guarantor.

"Affected Lender" has the meaning given in Clause 5.7;

"Affiliate" means, as to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person or is a director or officer of such person, and for the purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a person means the possession, direct or indirect, of the power to vote 20% or more of the Voting Stock of such person or to direct or cause direction of the management and policies of such person, whether through the ownership of Voting Stock, by contract or otherwise;

"Agency and Trust Deed" means the agency and trust deed dated the same date as this Agreement and made between the same parties;

"Agent" means NIBC Bank N.V., acting in its capacity as agent for the Lenders and the Swap Banks through its office at 4 Carnegieplein, 2517 KJ, The Hague, The Netherlands and includes its successor appointed under clause 5 of the Agency and Trust Deed and any transferee or assign;

"Agreed Form" means in relation to any document, that document in the form approved in writing by the Agent (acting on the instructions of all of the Lenders), or as otherwise approved in accordance with any other approval procedure specified in any relevant provision of any Finance Document;

"Approved Broker" means any of the companies listed in Schedule 7 or such other company proposed by the Borrowers which the Agent may (acting on the instructions of the Majority Lenders) approve in writing from time to time to act as an "Approved Broker" under this Agreement;

"Approved Classification Society" means, in relation to a Ship, Lloyds Register, DNV-GL, ABS, Bureau Veritas or any other generally recognised first class classification society that is a member of IACS that the Agent may (acting on the authorisation of the Majority Lenders), approve in writing from time to time as the "Approved Classification Society" of that Ship for the purposes of this Agreement;

"Approved Commercial Ship Manager" means, in relation to a Ship:

(a)	Scorpio Commercial Management S.A.M. of 9, Boulevard Charles III, Monte Carlo, the Principality of Monaco or any of its Affiliates or subsidiaries or any Affiliate or subsidiary of the Guarantor; or

(b)
any other company proposed by the Borrowers and/or the Guarantor which the Agent may (acting on the instructions of all the Lenders such instructions not to be unreasonably withheld or delayed), approve from time to time as the commercial manager of that Ship;

"Approved Flag" means, in relation to a Ship, the Republic of the Marshall Islands, Republic of Liberia, Singapore or such other flag as the Agent may (acting on the instructions of the Lenders) approve from time to time in writing as the flag on which such Ship shall be registered;

"Approved Pooling Arrangement" means, in relation to a Ship, the Scorpio Bulkers Ultramax Bulk Carrier Pool and any other pooling arrangement:

(a)	run by any Affiliate of the Approved Commercial Ship Manager of that Ship; or

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(b)	proposed by the Borrower of that Ship and approved in writing by the Agent (acting on the instructions of the Majority Lenders) prior to that Ship's entry into pooling such arrangement;

"Approved Ship Manager" means, in respect of each Ship, the Approved Commercial Ship Manager and the Approved Technical Ship Manager.

"Approved Ship Manager's Undertaking" means, in relation to a Ship, the letter executed and delivered by an Approved Ship Manager and an Approved Sub- Manager, in the Agreed Form;

"Approved Sub-Manager" means any company providing commercial or technical management services in respect of ships of the same type as the Ships and falling within the definition of "Approved Ship Manager".

"Approved Technical Ship Manager" means in respect of each Ship:

(a)	Scorpio Ship Management S.A.M. of 9, Rue du Gabian, MC 98000, the Principality of Monaco or any of its Affiliates or subsidiaries or any Affiliate or subsidiary of the Guarantor;

(b)
any other company proposed by the Borrowers and/or the Guarantor which the Agent may (acting on the instructions of all the Lenders such instructions not to be unreasonably withheld or delayed), approve from time to time as the technical manager of that Ship;

"Availability Period" means, in relation to each Tranche, the period commencing on the date of this Agreement and ending on:

(a)	30 January 2018 (or such later date as the Agent may, with the authorisation of the Majority Lenders, agree with the Borrowers); or

(b)	if earlier, the date on which the Total Commitments are fully borrowed, cancelled or terminated;
"Bail-In Action" means the exercise of any Write-down and Conversion Powers;
"Bail-In Legislation" means:

(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation;
"Business Day" means a day on which banks are open in London and Amsterdam and, in respect of a day on which a payment is required to be made under a Finance Document, also in New York City;

"Change of Control" means the occurrence of any act, event or circumstances which results in:

(a)	100 per cent. of the Equity Interests of any Borrower ceasing to be ultimately owned and/or controlled by the Guarantor;

(b)
a person or group other than any holders of the Guarantor's Equity Interests as at the date of this Agreement, becoming the ultimate beneficial owner of the Guarantor including, without limitation, any change from the date of this Agreement in the ultimate beneficial owner of more than 35 per cent. of the total voting power of the Voting Stock of the Guarantor (calculated on a fully diluted basis); or

(c)
individuals who constitute the board of directors of the Guarantor at the beginning of any period of two consecutive calendar years and yet cease for any reason to constitute at least 50 per cent. of the total members of the Guarantor's board of directors at any time during such two year period;

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"Charter" means, in relation to a Ship, any charterparty in respect of that Ship having a duration (including, without limitation, by virtue of any optional extensions) of more than 12 months entered or to be entered into by the Borrower which is the owner of that Ship with a charterer and on terms and conditions acceptable to the Agent (acting on the instructions of all the Majority Lenders) provided that any charterparty where the charterer is an Affiliate of the Guarantor or is entered into pursuant to an Approved Pooling Arrangement shall be excluded from this definition;

"Charterparty Assignment" means, in respect of a Charter and any guarantee of that Charter (to the extent that such guarantee is available), an assignment of the rights and interests of the Borrower which is party to that Charter in respect of that Charter and any related guarantee (to the extent that such guarantee is available) to be executed by that Borrower in favour of the Security Trustee in the Agreed Form;

"CISADA" means the United States Comprehensive Iran Sanctions, Accountability and Divestment Act of 2010 as it applies to non-US persons;

"Code" means the US Internal Revenue Code of 1986;

"Commitment" means, in relation to a Lender, the amount set opposite its name in Schedule 1 or, as the case may require, the amount specified in the relevant Transfer Certificate, as that amount may be reduced, cancelled or terminated in accordance with this Agreement (and "Total Commitments" means the aggregate of the Commitments of all the Lenders);

"Compliance Certificate" means a certificate executed by the chief financial officer of the Guarantor in the form set out in schedule 1 of the Guarantee;

"Confidential Information" means all information relating to any Borrower, the Guarantor, any other Security Party, the Finance Documents or any Master Agreement of which a Creditor Party becomes aware in its capacity as, or for the purpose of becoming, a Creditor Party or which is received by a Creditor Party in relation to, or for the purpose of becoming a Creditor Party under, the Finance Documents or any Master Agreement from either:

(a)	any Borrower, the Guarantor or any other Security Party or any of their advisers; or

(b)	another Creditor Party, if the information was obtained by that Creditor Party directly or indirectly from the Guarantor, any Borrower or any other Security Party or any of their advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Creditor Party of Clause 26.13; or

(ii)	is identified in writing at the time of delivery as non-confidential by the Guarantor, any Borrower or any other Security Party or any of their advisers; or

(iii)
is known by that Creditor Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Creditor Party after that date, from a source which is, as far as that Creditor Party is aware, unconnected with the Guarantor, any Borrower or any other Security Party and which, in either case, as far as that Creditor Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality;

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Exhibit 4.47

"Confidentiality Undertaking" means a confidentiality undertaking in substantially the appropriate form recommended by the Loan Market Association from time to time or in any other form agreed between the Guarantor, the Borrowers and the Agent;

"Confirmation" and "Early Termination Date", in relation to any continuing Designated Transaction, have the meanings given in the relevant Master Agreement;

"Contractual Currency" has the meaning given in Clause 21.4;

"Contribution" means, in relation to a Lender, the part of the Loan which is owing to that Lender;

"Creditor Party" means the Agent, the Security Trustee, the Mandated Lead Arranger, any Lender or any Swap Bank, whether as at the date of this Agreement or at any later time;

"Designated Transaction" means a Transaction which fulfils the following requirements:

(a)	it is entered into by a Borrower pursuant to a Master Agreement with a Swap Bank;

(b)
its purpose is the hedging of the Borrowers' exposure under this Agreement to fluctuations in LIBOR arising from the funding of the Loan (or any part thereof) for a period expiring no later than the Maturity Date; and

(c)
it is designated by a Borrower, by delivery by a Borrower to the Agent of a notice of designation in the form set out in Schedule 6, as a Designated Transaction for the purposes of the Finance Documents;

"Disruption Event" means either or both of:

(a)
a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Loan (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a party prevent that, or any other party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the party whose operations are disrupted;
"Dollars" and "$" means the lawful currency for the time being of the United States of America;

"Drawdown Date" means, in relation to a Tranche, the date requested by the Borrowers for such Tranche to be made, or (as the context requires) the date on which such Tranche is actually made;

"Drawdown Notice" means a notice in the form set out in Schedule 3 (or in any other form which the Agent approves or reasonably requires);

"Earnings" means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Borrower owning that Ship or the Security Trustee and which arise out of the use or operation of that Ship, including (but not limited to):

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(a)	except to the extent that they fall within paragraph (b):

(i)	all freight, hire and passage moneys;

(ii)	compensation payable to the relevant Borrower or the Security Trustee in the event of requisition of that Ship for hire;

(iii)	remuneration for salvage and towage services;

(iv)	demurrage and detention moneys;

(v)	damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship; and

(vi)	all moneys which are at any time payable under Insurances in respect of loss of hire; and

(b)
if and whenever that Ship is employed on terms whereby any moneys falling within paragraphs (a)(i) to (vi) are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship;

"Earnings Account" means, in relation to a Ship, an account in the name of the Borrower owning that Ship with the relevant Account Bank designated as the Earnings Account in respect of such Ship, or any other account (with the relevant Account Bank, the Agent or with a bank or financial institution acceptable to the Majority Lenders) which is designated by the Agent as the Earnings Account for the purposes of this Agreement;

"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway;

"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time;

"Email" has the meaning given in Clause 28.1;

"Environmental Claim" means:

(a)	any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law; or

(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident,

and "claim" means a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;

"Environmental Incident" means:

(a)	any release of Environmentally Sensitive Material from a Ship; or

(b)
any incident in which Environmentally Sensitive Material is released from a vessel other than a Ship and which involves a collision between a Ship and such other vessel or some other incident of navigation

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or operation, in either case, in connection with which such Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or such Ship and/or the Borrower owning such Ship and/or any operator or manager of such Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released otherwise than from a Ship and in connection with which such Ship is actually or potentially liable to be arrested and/or where the Borrower owning such Ship and/or any operator or manager of such Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action;

"Environmental Law" means any law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

"Environmentally Sensitive Material" means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous;

"Equity Interests" of any person means:

(a)	any and all shares and other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such person; and

(b)
all rights to purchase, warrants or options or convertible debt (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such person;

"Event of Default" means any of the events or circumstances described in 19.1;

"Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

"Fair Market Value" means, in relation to a Ship, a valuation determined in accordance with Clause 15.3;

"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)
any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction;

"FATCA Application Date" means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

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(b)
in relation to a "withholdable payment" described in section 1473(1)(A)(ii) of the Code (which relates to "gross proceeds" from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement;
"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA;

"FATCA Exempt Party" means a party to this Agreement that is entitled to receive payments free from any FATCA Deduction;

"FATCA Protected Lender" means any Lender irrevocably designated as a "FATCA Protected Lender" by the Borrowers by notice to that Lender and the Agent at least six months prior to the earliest FATCA Application Date for a payment by a party to this Agreement to that Lender (or to the Agent for the account of that Lender);

"Fee Letter" means a fee letter dated on or about the date of this Agreement between the Agent and the Borrowers setting out any of the fees referred to in clause 20.1.

"Finance Documents" means:

(a)	this Agreement;

(b)	the Fee Letter;

(c)	the Agency and Trust Deed;

(d)	the Guarantee;

(e)	the Mortgages;

(f)	the General Assignments

(g)	the Account Security Deeds;

(h)	any Charterparty Assignment;

(i)	any Intercompany Loan Assignment;

(j)	the Shares Pledge;

(k)	any Master Agreement Assignment; and

(l)
any other document (whether creating a Security Interest or not) which is executed at any time by the Borrowers, the Guarantor, any other Security Party or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to the Lenders and/or the Swap Banks under this Agreement or any of the other documents referred to in this definition (provided always that the Approved Ship Manager Undertakings shall be excluded from this item (l));

"Financial Indebtedness" means, in relation to a person (the "debtor"), a liability of the debtor:

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(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any loan stock, bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility or dematerialised equivalent made available to the debtor;

(d)	under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)
under any foreign exchange transaction, any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)
under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within paragraphs (a) to (e) if the references to the debtor referred to the other person;

"Fiscal Year" means, in relation to any person, each period of 1 year commencing on January 1 of each year and ending on December 31 of such year in respect of which its accounts are or ought to be prepared;
"GAAP" means generally accepted accounting principles in the United States of America;
"General Assignment" means, in relation to a Ship, a general assignment of the Earnings, the Insurances and any Requisition Compensation for that Ship in the Agreed Form;
"Green Passport" means, in relation to a Ship, a green passport statement of compliance issued by that Ship's classification society which includes a list of any and all materials known to be potentially hazardous utilised in the construction of that Ship;
"Guarantee" means a guarantee to be executed by the Guarantor in favour of the Security Trustee in the Agreed Form;
"Guarantor" means Scorpio Bulkers Inc., a corporation incorporated in the Republic of the Marshall Islands, having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands;
"Holding Company" means, in relation to a person, any other person in respect of which it is a subsidiary;
"IACS" means the International Association of Classification Societies;
"Insurances" means, in relation to a Ship:

(a)
all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, effected in respect of that Ship, its Earnings or otherwise in relation to that Ship whether before or on the date of this Agreement; and

(b)
all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium and any rights in respect of any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement;

"Intercompany Loan" means any transaction constituting Financial Indebtedness entered into by the Guarantor as lender ("Party A") with the Borrowers or any of them ("Party B") as borrowers, and which complies with the requirements of Clause 11.20(b);
"Intercompany Loan Assignment" means an assignment of each Intercompany Loan made or to be made by the person providing such Intercompany Loan in favour of the Security Trustee in the Agreed Form;

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"Interest Period" means a period determined in accordance with Clause 6;
"ISM Code" means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time (and the terms "safety management system", "Safety Management Certificate" and "Document of Compliance" have the same meanings as are given to them in the ISM Code);
"ISPS Code" means the International Ship and Port Facility Security Code as adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time;
"ISSC" means a valid and current International Ship Security Certificate issued under the ISPS Code;
"Latent Event of Default" means an event or circumstance which, with the giving of any notice, the lapse of time, would constitute an Event of Default;
"Lender" means, subject to Clause 26.6, a bank or financial institution listed in Part 1 of Schedule 1 and acting through its branch indicated in Schedule 1 (or through another branch notified to the Borrowers under Clause 26.14) or its transferee, successor or assign;
"LIBOR" means, in relation to any period for which an interest rate is to be determined under any provision of a Finance Document:

(a)	the applicable Screen Rate; or

(b)
if no Screen Rate is available for that period, the rate per annum determined by the Agent to be the arithmetic mean (rounded upwards to 4 decimal places) of the rates, as supplied to the Agent at its request, quoted by each Reference Bank to leading banks in the London Interbank Market;

as of 11 a.m. (London time) on the Quotation Date for that period for the offering of deposits in the relevant currency and for a period comparable to that period and, if any such rate is below zero, LIBOR shall be deemed to be zero;
"Loan" means the principal amount for the time being outstanding under this Agreement;
"Major Casualty" means, in relation to a Ship, any casualty to that Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $1,000,000 or the equivalent in any other currency;
"Majority Lenders" means:

(a)	before a Tranche has been made, Lenders whose Commitments total 66.66 per cent. of the Total Commitments; and

(b)	after a Tranche has been made, Lenders whose Contributions total 66.66 per cent. of the Loan;
"Mandated Lead Arranger" means NIBC Bank N.V., acting in its capacity as Mandated Lead Arranger through its office at 4 Carnegieplein, 2517 KJ, The Hague, The Netherlands and includes any transferee, assign or successor;
"Margin" means 2.85 per cent. per annum.
"Master Agreement" means any master agreement (on the 2002 ISDA (Multicurrency - Crossborder) form) in the Agreed Form entered or to be entered into at the Borrowers' option between a Borrower and a Swap Bank and includes all Designated Transactions from time to time entered into and Confirmations from time to time exchanged under the master agreement;
"Master Agreement Assignment" means, in relation to each Master Agreement, the assignment of the Master Agreement to be entered into between the Borrower which is a party to such Master Agreement and the Security Trustee in Agreed Form;

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"Material Adverse Effect" means a material adverse effect on:

(a)	the business, operations, property, condition (financial or otherwise) or prospects of the Guarantor and the Borrowers taken as a whole; or

(b)	the ability of the Guarantor or any Borrower to perform its payment obligations under any Finance Documents or any Master Agreement; or

(c)
the validity or enforceability of, or the effectiveness or ranking of any Security Interest granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents or any Master Agreement.

"Maturity Date" means, in the case of each Tranche, the fifth anniversary of the date of this Agreement;
"MOA" means MOA A, MOA B or MOA C.
"MOA A" means the memorandum of agreement dated 6 November 2017 and made between (i) Borrower A as buyer and (ii) Seller A for the purchase of Ship A.
"MOA B" means the memorandum of agreement dated 6 November 2017 and made between (i) Borrower B as buyer and (ii) Seller B for the purchase of Ship B.
"MOA C" means the memorandum of agreement dated 6 November 2017 and made between (i) Borrower C as buyer and (ii) Seller C for the purchase of Ship C.
"Mortgage" means, in relation to a Ship the first priority or, as the case may be, preferred ship mortgage on the Ship under the applicable Approved Flag together with any deed of covenant collateral thereto, (if applicable) in the Agreed Form;
"Negotiation Period" has the meaning given in Clause 5.10;
"Notifying Lender" has the meaning given in Clause 23.1 or Clause 24.1 as the context requires;
"Payment Currency" has the meaning given in Clause 21.4;
"Permitted Security Interests" means:

(a)	Security Interests created by the Finance Documents;

(b)	liens for unpaid master's and crew's wages in accordance with usual maritime practice;

(c)	liens for salvage;

(d)	liens arising by operation of law for not more than 2 months' prepaid hire under any charter in relation to a Ship not prohibited by this Agreement or any other Finance Document;

(e)
liens for master's disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship, provided such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the Borrower that owns such Ship in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 14.13(a)(viii);

(f)
any Security Interest created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses where the Borrower that owns such Ship or the Guarantor, as the case may be, is actively prosecuting or defending such proceedings or arbitration in good faith; and

(g)
Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made;

61141596v5

Exhibit 4.47

"Pertinent Document" means:

(a)	any Finance Document;

(b)	any policy or contract of insurance contemplated by or referred to in Clause 13 or any other provision of this Agreement or another Finance Document;

(c)	any other document contemplated by or referred to in any Finance Document; and

(d)
any document which has been or is at any time sent by or to a Servicing Bank in contemplation of or in connection with any Finance Document or any policy, contract or document falling within paragraphs (b) or (c);

"Pertinent Jurisdiction", in relation to a company, means:

(a)	England and Wales, the Principality of Monaco, New York State of the United States of America, The Netherlands and the Republic of the Marshall Islands;

(b)	if not within any of the jurisdictions referred to in (a) above, the country under the laws of which the company is incorporated or formed;

(c)
if not within any of the jurisdictions referred to in (a) above, a country in which the company has the centre of its main interests or in which the company's central management and control is or has recently been exercised;

"Pertinent Matter" means:

(a)	any transaction or matter contemplated by, arising out of, or in connection with a Pertinent Document; or

(b)	any statement relating to a Pertinent Document or to a transaction or matter falling within paragraph (a), and covers any such transaction, matter or statement, whether entered into, arising or made at any time before the signing of this Agreement or on or at any time after that signing;
"Prohibited Person" means any person (whether designated by name or by reason of being included in a class of persons) against whom Sanctions are directed;
"Quotation Date" means, in relation to any period for which an interest rate is to be determined under any provision of a Finance Document, the day which is 2 Business Days before the first day of that period, unless market practice differs in the London Interbank Market for a currency, in which case the Quotation Date will be determined by the Agent in accordance with market practice in the London Interbank Market (and if quotations would normally be given by leading banks in the London Interbank Market on more than one day, the Quotation Date will be the last of those days);
"Rating Agency" means S&P, Moody's or, if both of them are not making ratings of securities publically available, an internationally recognised rating agency selected by the Agent which shall be substituted for S&P or Moody's;
"Reference Banks" means, subject to Clause 26.16, ABN AMRO Bank N.V. and ING Bank N.V., and any other prime international banks selected by the Agent and notified to the Borrower;
"Relevant Person" has the meaning given in Clause 19.9;
"Repayment Date" means a date on which a repayment is required to be made under Clause 8;
"Requisition Compensation" includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of "Total Loss";

61141596v5

Exhibit 4.47

"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers;
"Sanctions" means any sanctions, embargoes, freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)	imposed by law or regulation of the Council of the European Union or any of its member states, the United Nations or its Security Council or the United Kingdom;

(b)	under CISADA;

(c)
in respect of (i) a "national" of any "designated foreign country", within the meaning of the Foreign Assets Control Regulations or the Cuban Asset Control Regulations of the United States Department of the Treasury, 31 C.F.R., Subtitle B, Chapter V, as amended, or (ii) a "specially designated national" listed by OFAC or any regulations or rulings issued thereunder; or

(d)
otherwise imposed by any law or regulation or Executive Order by which any Creditor Party, the Guarantor, any Borrower or any Security Party is bound or, as regards a regulation, compliance with which is reasonable in the ordinary course of business of any Creditor Party, the Guarantor, any Borrower or any other Security Party, including without limitation laws or regulations or Executive Orders restricting loans to, investments in, or the export of assets to, foreign countries or entities doing business there;

"SBI Group" means the Guarantor and its subsidiaries from time to time;
"Screen Rate" means, in respect of LIBOR for any period, the rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for Dollars for the relevant period displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrowers and the Lenders;
"Secured Liabilities" means all liabilities which the Borrowers, the Guarantor, the other Security Parties or any of them have, at the date of this Agreement or at any later time or times, under or in connection with any Finance Document or the Master Agreements or any judgment relating to any Finance Documents or the Master Agreements; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;
"Security Interest" means:

(a)	a mortgage, charge (whether fixed or floating) or pledge, any maritime or other lien or any other security interest of any kind;

(b)	the security rights of a plaintiff under an action in rem; and

(c)
any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but this paragraph (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

"Security Party" means the Guarantor and any other person (except a Creditor Party) who, as a surety or mortgagor, as a party to any subordination or priorities arrangement, or in any similar capacity, executes a document falling within the last paragraph of the definition of "Finance Documents" (but for the avoidance of doubt shall not include the Approved Ship Managers or any Approved Sub-Manager);

61141596v5

Exhibit 4.47

"Security Period" means the period commencing on the date of this Agreement and ending on the date on which the Agent acting reasonably notifies the Borrowers, the Security Parties and the other Creditor Parties that:

(a)	all amounts which have become due for payment by the Borrowers or any Security Party under the Finance Documents and the Master Agreements have been paid;

(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document or any Master Agreement;

(c)
neither any Borrower nor any Security Party has any future or contingent liability under Clause 20, 21 or 22 or any other provision of this Agreement or another Finance Document or a Master Agreement; and

(d)
the Agent, the Security Trustee and the Majority Lenders do not consider that there is a significant risk that any payment or transaction under a Finance Document or a Master Agreement would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of a Borrower or a Security Party or in any present or possible future proceeding relating to a Finance Document or a Master Agreement or any asset covered (or previously covered) by a Security Interest created by a Finance Document;

"Security Trustee" means NIBC Bank N.V., acting in its capacity as Security Trustee for the Lenders and the Swap Banks through its office at 4 Carnegieplein, 2517 KJ, The Hague, The Netherlands and includes any transferee, assign or any successor of it appointed under clause 5 of the Agency and Trust Deed;
"Seller A" means Tiger Bulk No. 5 Limited, a company incorporated in Hong Kong whose registered office is at RM 2111-2114, 21/F Two International Finance Centre, 8 Finance Street Central, Hong Kong, the seller of Ship A.
"Seller B" means Tiger Bulk No. 2 Limited, a company incorporated in Hong Kong whose registered office is at RM 2111-2114, 21/F Two International Finance Centre, 8 Finance Street Central, Hong Kong, the seller of Ship B.
"Seller C" means Tiger Bulk No. 1 Limited, a company incorporated in Hong Kong whose registered office is at RM 2111-2114, 21/F Two International Finance Centre, 8 Finance Street Central, Hong Kong, the seller of Ship C.
"Seller" means Seller A, Seller B or Seller C.
"Servicing Bank" means the Agent or the Security Trustee;
"Shares Pledge" means a deed creating security over the share capital of each Borrower in favour of the Security Trustee in the Agreed Form;
"Ship" means Ship A, Ship B or Ship C.
"Ship A" means the ultramax type vessel of 63,592 DWT currently owned by and registered in the name of Seller A under Hong Kong flag and, upon delivery to Borrower A under MOA A, to be registered in the ownership of Borrower A under an Approved Flag with the name "SBI COUGAR";
"Ship B" means the ultramax type vessel of 63,514 DWT currently owned by and registered in the name of Seller B under Hong Kong flag and, upon delivery to Borrower B under MOA B, to be registered in the ownership of Borrower B under an Approved Flag with the name "SBI JAGUAR";
"Ship C" means the ultramax type vessel of 63,542 DWT currently owned by and registered in the name of Seller C under Hong Kong flag and, upon delivery to Borrower C under MOA C, to be registered in the ownership of Borrower C under an Approved Flag with the name "SBI PUMA";

61141596v5

Exhibit 4.47

"SMC" means a safety management certificate issued in respect of the Ship in accordance with Rule 13 of the ISM Code;
"Swap Bank" means a bank or financial institution listed in Schedule 2 and acting through its branch indicated in Schedule 2;
"Swap Counterparty" means, at any relevant time and in relation to a continuing Designated Transaction, the Swap Bank which is a party to that Designated Transaction;
"Swap Exposure" means, as at any relevant date and in relation to a Swap Counterparty, the amount certified by the Swap Counterparty to the Agent to be the aggregate net amount in Dollars which would be payable by a Borrower to the Swap Counterparty under (and calculated in accordance with) section 6(e) (Payments on Early Termination) of the Master Agreement entered into by the Swap Counterparty with a Borrower if an Early Termination Date had occurred on the relevant date in relation to all continuing Designated Transactions entered into between a Borrower and the Swap Counterparty;
"Total Loss" means, in relation to a Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Ship;

(b)
any expropriation, confiscation, requisition or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority (excluding a requisition for hire for a fixed period not exceeding 1 year without any right to an extension), unless it is within 6 months redelivered to the full control of the Borrower owning that Ship;

(c)	any arrest, capture, seizure or detention of that Ship (including any theft) unless it is within 6 months redelivered to the full control of the Borrower owning that Ship; and

(d)	any hijacking of that ship unless it is within 6 months redelivered to the full control of the Borrower owning that Ship;
"Total Loss Date" means:

(a)	in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earliest of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf with that Ship's insurers in which the insurers agree to treat such Ship as a total loss; and

(c)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Agent that the event constituting the total loss occurred;
"Tranche" means the principal amount of each borrowing by the Borrowers under this Agreement comprising Tranche A, Tranche B and Tranche C;
"Tranche A" means that part of the Loan to be advanced to Borrower A to purchase Ship A in a principal amount not exceeding $13,500,000, as that amount may be reduced, cancelled or terminated in accordance with this Agreement;
"Tranche B" means that part of the Loan to be advanced to Borrower B to purchase Ship B in a principal amount not exceeding $12,600,000, as that amount may be reduced, cancelled or terminated in accordance with this Agreement;

61141596v5

Exhibit 4.47

"Tranche C" means that part of the Loan to be advanced to Borrower C to purchase Ship C in a principal amount not exceeding $12,600,000, as that amount may be reduced, cancelled or terminated in accordance with this Agreement;
"Transaction" has the meaning given in each Master Agreement;
"Transfer Certificate" has the meaning given in Clause 26.2;
"Trust Property" has the meaning given in clause 3.1 of the Agency and Trust Deed; and
"US Tax Obligor" means:

(a)	a person that is a "United States person" within the meaning of Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended; or

(b)	a person some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.
"Voting Stock" of any person as of any date means the Equity Interests of such person that are at the time entitled to vote in the election of the board of directors or similar governing body of such person.
"Write-down and Conversion Powers" means:

(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	in relation to any other applicable Bail-In Legislation:

(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

1.2	Construction of certain terms. In this Agreement:
"administration notice" means a notice appointing an administrator, a notice of intended appointment and any other notice which is required by law (generally or in the case concerned) to be filed with the court or given to a person prior to, or in connection with, the appointment of an administrator;
"approved" means, for the purposes of Clause 13, approved in writing by the Agent;
"asset" includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;
"company" includes any partnership, joint venture and unincorporated association;
"consent" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration, notarisation and legalisation;
"contingent liability" means a liability which is not certain to arise and/or the amount of which remains unascertained;
"document" includes a deed; also a letter or fax;

61141596v5

Exhibit 4.47

"excess risks" means, in relation to a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Ship in consequence of its insured value being less than the value at which such Ship is assessed for the purpose of such claims;
"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;
"law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or of its Security Council;
"legal or administrative action" means any legal proceeding or arbitration and any administrative or regulatory action or investigation;
"liability" includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;
"months" shall be construed in accordance with Clause 1.3;
"obligatory insurances" means, in relation to a Ship, all insurances effected, or which the Borrower owning that Ship is obliged to effect, under Clause 13 or any other provision of this Agreement or another Finance Document;
"parent company" has the meaning given in Clause 1.4;
"party" means any party to this Agreement;
"person" includes any company; any state, political sub-division of a state and local or municipal authority; and any international organisation;
"policy" in relation to any insurance, includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms;
"protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Time Clauses (Hulls)(1/11/02 or 1/11/03) or clause 8 of the Institute Time Clauses (Hulls) (1/10/83) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision;
"regulation" includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental body, intergovernmental or supranational, agency, department or regulatory, self‑regulatory or other authority or organisation;
"subsidiary" has the meaning given in Clause 1.4;
"tax" includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine; and
"war risks" includes the risk of mines and all risks excluded by clause 29 of the Institute Hull Clauses (1/11/02 or 1/11/03) or clause 24 of the Institute Time clauses (Hulls) (1/11/1995) or clause 23 of the Institute Time Clauses (Hulls) (1/10/83).

1.3
Meaning of "month". A period of one or more "months" ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started ("the numerically corresponding day"), but:

61141596v5

Exhibit 4.47

(a)
on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)
on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day, and "month" and "monthly" shall be construed accordingly.

1.4	Meaning of "subsidiary". A company (S) is a subsidiary of another company (P) if:

(a)
a majority of the issued shares in S (or a majority of the issued shares in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)	P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or

(c)	P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P;
and any company of which S is a subsidiary is a parent company of S.

1.5	General Interpretation. In this Agreement:

(a)	references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;

(b)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;

(c)	words denoting the singular number shall include the plural and vice versa; and

(d)	Clauses 1.1 to 1.5 apply unless the contrary intention appears.

1.6	Headings. In interpreting a Finance Document or any provision of a Finance Document, all clause, sub-clause and other headings in that and any other Finance Document shall be entirely disregarded.

2	FACILITY

2.1	Amount of facility. Subject to the other provisions of this Agreement, the Lenders agree to make a loan facility not exceeding $38,700,000 available to the Borrowers in three Tranches.

2.2
Lenders' participations in Tranches. Subject to the other provisions of this Agreement, each Lender shall participate in each Tranche in the proportion which, as at the relevant Drawdown Date, its Commitment bears to the Total Commitments.

2.3	Purpose of each Tranche. The Borrowers undertake with each Creditor Party to use each Tranche only for the purpose stated in the preamble to this Agreement.

3	POSITION OF THE LENDERS AND SWAP BANKS

3.1	Interests several. The rights of the Lenders and of the Swap Banks under this Agreement and under the Master Agreements are several.

3.2
Individual right of action. Each Lender and each Swap Bank shall be entitled to sue for any amount which has become due and payable by the Borrowers to it under this Agreement or under a Master Agreement without joining the Agent, the Security Trustee, any other Lender or any other Swap Bank as additional parties in the proceedings.

61141596v5

Exhibit 4.47

3.3
Proceedings requiring Majority Lender consent. Except as provided in Clause 3.2, no Lender and no Swap Bank may commence proceedings against any Borrower or any Security Party in connection with a Finance Document without the prior consent of the Majority Lenders.

3.4
Obligations several. The obligations of the Lenders under this Agreement and of the Swap Banks under the Master Agreement to which each is a party are several; and a failure of a Lender to perform its obligations under this Agreement or a failure of a Swap Bank to perform its obligations under the Master Agreement to which it is a party shall not result in:

a.	the obligations of the other Lenders or Swap Banks being increased; nor

b.	any Borrower, any Security Party, any other Lender or any other Swap Bank being discharged (in whole or in part) from its obligations under any Finance Document or under any Master Agreement, and in no circumstances shall a Lender or a Swap Bank have any responsibility for a failure of another Lender or another Swap Bank to perform its obligations under this Agreement or a Master Agreement.

4	DRAWDOWN

4.1
Request for advance of a Tranche. Subject to the following conditions, the Borrowers may request a Tranche to be made by ensuring that the Agent receives a completed Drawdown Notice not later than 11.00 a.m. (London time) 2 Business Days prior to the intended Drawdown Date.

4.2	Availability. The conditions referred to in Clause 4.1 are that:

(a)	the Drawdown Date for each Tranche has to be a Business Day during the Availability Period applicable to such Tranche; and

(b)	the amount of the proposed Tranche must be an amount which is not more than:

i.	in respect of Tranche A, $13,500,000;

ii.	in respect of Tranche B, $12,600,000; and

iii.	in respect of Tranche C, $12,600,000,
and, in addition, the aggregate amount of all the Tranches shall not exceed 60 per cent. of the aggregate Fair Market Value of the Ships;

(c)	each Tranche shall be made available in a single amount and any amount undrawn in respect of a Tranche shall be cancelled and may not be borrowed by the Borrowers at a later date;

(d)	the aggregate amount of the Tranches shall not exceed the Total Commitment; and

(e)	the applicable conditions precedent stated in Clause 9 shall have been satisfied or waived as provided therein.

4.4	Notification to Lenders of receipt of a Drawdown Notice. The Agent shall promptly notify the Lenders that it has received a Drawdown Notice and shall inform each Lender of:

(a)	the amount of the Tranche requested and the Drawdown Date;

(b)	the amount of that Lender's participation in that Tranche; and

(c)	the duration of the first Interest Period applicable to that Tranche.

4.5
Drawdown Notice irrevocable. A Drawdown Notice must be signed by an officer or a duly authorised attorney-in-fact of the Borrower; and once served, a Drawdown Notice cannot be revoked without the prior consent of the Agent, acting on the authority of the Majority Lenders.

61141596v5

Exhibit 4.47

4.5
Lenders to make available Contributions. Subject to the provisions of this Agreement, each Lender shall, on and with value on the Drawdown Date, make available to the Agent the amount due from that Lender under Clause 2.2.

4.6
Disbursement of a Tranche. Subject to the provisions of this Agreement, the Agent shall on each Drawdown Date pay to the Borrowers the amounts which the Agent receives from the Lenders under Clause 4.5; and that payment to the Borrowers shall be made:

(a)	to the account which the Borrowers specify in the Drawdown Notice; and

(b)	in the like funds as the Agent received the payments from the Lenders.

4.7
Disbursement of a Tranche to third party. The payment of a Tranche by the Agent under Clause 4.6 to a third party shall constitute the making of that Tranche and the Borrowers shall at that time become indebted, as principal and direct obligor, to each Lender in an amount equal to that Lender's Contribution.

4.8
Prepositioning of funds. If, in respect of the drawdown of any Tranche, the Lenders, at the request of the Borrowers and on terms acceptable to all the Lenders and in their absolute discretion, preposition funds with any bank, each Borrower shall and shall procure that the Guarantor shall:

(a)
agree to pay interest on the amount of the funds so prepositioned at the rate described in Clause 5.2 on the basis of successive interest periods of one day and so that interest shall be paid together with the first payment of interest on such Tranche after the Drawdown Date in respect of it or, if such Drawdown Date does not occur, within three Business Days of demand by the Agent; and

(b)	shall, without duplication, indemnify each Creditor Party against any costs, loss or liability it may incur in connection with such arrangement.

5.	INTEREST

5.1
Payment of normal interest. Subject to the provisions of this Agreement, interest on each Tranche in respect of each Interest Period shall be paid by the Borrowers on the last day of that Interest Period.

5.2
Normal rate of interest. Subject to the provisions of this Agreement, the rate of interest on each Tranche in respect of an Interest Period shall be the aggregate of (i) the Margin and (iii) LIBOR for that Interest Period.

5.3
Payment of accrued interest. In the case of an Interest Period longer than 3 months, accrued interest shall be paid every 3 months during that Interest Period and on the last day of that Interest Period.

5.4	Notification of Interest Periods and rates of normal interest. The Agent shall notify the Borrowers and each Lender of:

(a)	each rate of interest; and

(b)	the duration of each Interest Period,
as soon as reasonably practicable after each is determined.

5.5
Obligation of Reference Banks to quote. A Reference Bank which is a Lender shall use all reasonable efforts to supply the quotation required of it for the purposes of fixing a rate of interest under this Agreement.

5.6
Absence of quotations by Reference Banks. If any Reference Bank fails to supply a quotation, the Agent shall determine the relevant LIBOR on the basis of the quotations supplied by the other Reference Bank or Banks; but if 2 or more of the Reference Banks fail to provide a quotation, the relevant rate of interest shall be set in accordance with the following provisions of this Clause 5.

5.7	Market disruption. The following provisions of this Clause 5 apply if:

61141596v5

Exhibit 4.47

(a)
no Screen Rate is available for an Interest Period and 2 or more of the Reference Banks do not, before 1.00 p.m. (London time) on the Quotation Date, provide quotations to the Agent in order to fix LIBOR; or

(b)
at least 1 Business Day before the start of an Interest Period, Lenders having Contributions together amounting to more than 50 per cent. of the Loan (or, if the Loan has not been made, Commitments amounting to more than 50 per cent. of the Total Commitments) notify the Agent that LIBOR fixed by the Agent would not accurately reflect the cost to those Lenders of funding their respective Contributions (or any part of them) during the Interest Period in the London Interbank Market at or about 11.00 a.m. (London time) on the Quotation Date for the Interest Period; or

(c)
at least 1 Business Day before the start of an Interest Period, the Agent is notified by a Lender (the "Affected Lender") that for any reason it is unable to obtain Dollars in the London Interbank Market in order to fund its Contribution (or any part of it) during the Interest Period.

5.8
Notification of market disruption. The Agent shall promptly notify the Borrowers, each of the Lenders and each of the Swap Banks stating the circumstances falling within Clause 5.7 which have caused its notice to be given.

5.9	Suspension of drawdown. If the Agent's notice under Clause 5.8 is served before a Tranche is made:

(a)	in a case falling within Clauses 5.7(a) or (b), the Lenders' obligations to make that Tranche; and

(b)	in a case falling within Clause 5.7(c), the Affected Lender's obligation to participate in such Tranche, shall be suspended while the circumstances referred to in the Agent's notice continue.

5.10
Negotiation of alternative rate of interest. If the Agent's notice under Clause 5.8 is served after a Tranche is made, the Borrowers, the Agent, the Lenders or (as the case may be) the Affected Lender and the Swap Counterparties shall use reasonable endeavours to agree, within the 30 days after the date on which the Agent serves its notice under Clause 5.8 (the "Negotiation Period"), an alternative interest rate or (as the case may be) an alternative basis for the Lenders or (as the case may be) the Affected Lender to fund or continue to fund their or its Contribution during the Interest Period concerned.

5.11
Application of agreed alternative rate of interest. Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.

5.12
Alternative rate of interest in absence of agreement. If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, then the Agent shall, with the agreement of each Lender or (as the case may be) the Affected Lender, set an interest period and interest rate representing the cost of funding of the Lenders or (as the case may be) the Affected Lender in Dollars or in any available currency of their or its Contribution plus the Margin; and the procedure provided for by this Clause 5.12 shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Agent.

5.13
Notice of prepayment. If the Borrowers do not agree with an interest rate set by the Agent under Clause 5.12, the Borrowers may give the Agent not less than 15 Business Days' notice of their intention to prepay at the end of the interest period set by the Agent.

5.14
Prepayment; termination of Commitments. A notice under Clause 5.13 shall be irrevocable; the Agent shall promptly notify the Lenders or (as the case may require) the Affected Lender of the Borrowers' notice of intended prepayment; and:

(a)	on the date on which the Agent serves that notice, the Total Commitments or (as the case may require) the Commitment of the Affected Lender shall be cancelled; and

(b)
on the last Business Day of the interest period set by the Agent, the Borrowers shall prepay (without premium or penalty) the Loan or, as the case may be, the Affected Lender's Contribution, together with accrued interest thereon at the applicable rate plus the applicable Margin.

61141596v5

Exhibit 4.47

5.15	Application of prepayment. The provisions of Clause 8 shall apply in relation to the prepayment.

6.	INTEREST PERIODS

6.1
Commencement of Interest Periods. The first Interest Period applicable to a Tranche shall commence on the Drawdown Date relating to that Tranche and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.

6.2	Duration of normal Interest Periods. Subject to Clauses 6.3 and 6.4, each Interest Period applicable to a Tranche shall be:

(a)	3 months or such other period as the Agent may, with the authorisation of all the Lenders, agree with the Borrowers; or

(b)	in the case of the first Interest Period applicable to such Tranche, a period ending on the first Repayment Date relating to that Tranche.

6.3	Duration of Interest Periods for repayment instalments. In respect of an amount due to be repaid under Clause 8 on a particular Repayment Date, an Interest Period shall end on that Repayment Date.

6.4
Non-availability of matching deposits for Interest Period selected. If, after the Borrowers have selected and the Lenders have agreed an Interest Period longer than 3 months, any Lender notifies the Agent by 11.00 a.m. (London time) on the third Business Day before the commencement of the Interest Period that it is not satisfied that deposits in Dollars for a period equal to the Interest Period will be available to it in the London Interbank Market when the Interest Period commences, the Interest Period shall be of 3 months.

7.	DEFAULT INTEREST

7.1
Payment of default interest on overdue amounts. The Borrowers shall pay interest in accordance with the following provisions of this Clause 7 on any amount payable by the Borrowers under any Finance Document which the Agent, the Security Trustee or the other designated payee does not receive on or before the relevant date, that is:

(a)	the date on which the Finance Documents provide that such amount is due for payment; or

(b)	if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or

(c)	if such amount has become immediately due and payable under Clause 19.4, the date on which it became immediately due and payable.

7.2
Default rate of interest. Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Agent to be 2 per cent. above:

(a)	in the case of an overdue amount of principal, the higher of the rates set out at Clauses 7.3(a) and (b); or

(b)	in the case of any other overdue amount, the rate set out at Clause 7.3(b).

7.3	Calculation of default rate of interest. The rates referred to in Clause 7.2 are:

(a)	the rate applicable to the overdue principal amount immediately prior to the relevant date (but only for any unexpired part of any then current Interest Period);

(b)	the Margin plus in respect of successive periods of any duration (including at call) up to 3 months which the Agent may, with the consent of the Majority Lenders, select from time to time:

(i)	LIBOR; or

61141596v5

Exhibit 4.47

(ii)
if the Agent (after consultation with the Reference Banks) determines that Dollar deposits for any such period are not being made available to any Reference Bank by leading banks in the London Interbank Market in the ordinary course of business, a rate from time to time determined by the Agent by reference to the actual cost of funds to the Reference Banks from such other sources as the Agent (after consultation with the Reference Banks) may from time to time determine.

7.4
Notification of interest periods and default rates. The Agent shall promptly notify the Lenders and the Borrowers of each interest rate determined by the Agent under Clause 7.3 and of each period selected by the Agent for the purposes of paragraph (b) of that Clause; but this shall not be taken to imply that the Borrowers are liable to pay such interest only with effect from the date of the Agent's notification.

7.5
Payment of accrued default interest. Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on the last day of the period by reference to which it was determined; and the payment shall be made to the Agent for the account of the Creditor Party to which the overdue amount is due.

7.6	Compounding of default interest. Any such interest which is not paid at the end of the period by reference to which it was determined shall thereupon be compounded.

7.7
Application to Master Agreements. For the avoidance of doubt, this Clause 7 does not apply to any amount payable under a Master Agreement in respect of any continuing Designated Transaction as to which section 2(e) (Default Interest; Other Amounts) of that Master Agreement shall apply.

8.	REPAYMENT AND PREPAYMENT

8.1	Amount of repayment instalments.

(a)
The Borrowers shall repay each Tranche by twenty consecutive quarterly repayment instalments, in an amount of $300,000 each, with the remainder of the Tranche then outstanding payable as a balloon instalment on the Maturity Date.

(b)
In case the amount drawn under a Tranche is less than the maximum amount available under this Agreement, each quarterly repayment instalment and the balloon instalment for the relevant Tranche referred to in (a) above shall be reduced pro rata.

8.2	Repayment Dates. The instalments shall be repaid as follows:

(a)	the first instalment in respect of the first Tranche to be drawn shall be repaid on the date falling 3 months after the Drawdown Date relating to that first Tranche;

(b)	the first instalments in respect of the second and third Tranches to be drawn shall be repaid on the same date on which the first instalment of the first Tranche is to be paid; and

(c)	the last repayment instalment for each Tranche on the quarterly repayment date falling on or immediately prior to the Maturity Date with the balloon instalment payable on the Maturity Date.

8.3
Final Repayment Date. On the final Repayment Date, the Borrowers shall additionally pay to the Agent for the account of the Creditor Parties all other sums then accrued or owing under any Finance Document.

8.4	Voluntary and automatic cancellation.

(a)
The Borrowers may, if they give the Agent not less than three Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $1,000,000 of the Loan). Any cancellation under this Clause 8.4 shall reduce the Commitments of the Lenders rateably and the amount of the relevant Tranche(s).

(b)	The unutilised Commitment (if any) of each Lender shall be automatically cancelled at close of business on the date on which that Tranche is made.

61141596v5

Exhibit 4.47

8.5
Voluntary prepayment. Subject to the conditions set forth in Clause 8.6, the Borrowers may prepay the whole or any part of the Loan on the last day of an Interest Period without premium other than pursuant to Clause 8.12.

8.6	Conditions for voluntary prepayment. The conditions referred to in Clause 8.5 are that:

(a)	a partial prepayment shall be $1,000,000 or a higher integral multiple of $1,000,000 or such lower amount as the Agent may approve;

(b)	the Agent has received from the Borrowers at least three Business Days' prior written notice specifying the amount to be prepaid and the date on which the prepayment is to be made; and

(c)	that the Borrowers have complied with Clause 8.15 on or prior to the date of prepayment.

8.7
Effect of notice of prepayment. A prepayment notice may not be withdrawn or amended without the consent of the Agent, given with the authorisation of the Majority Lenders, and the amount specified in the prepayment notice shall become due and payable by the Borrowers on the date for prepayment specified in the prepayment notice.

8.8	Notification of notice of prepayment. The Agent shall notify the Lenders promptly upon receiving a prepayment notice.

8.9	Mandatory prepayment on sale or Total Loss. If a Ship is sold or becomes a Total Loss, the Borrowers shall prepay the Tranche related to that Ship and comply with Clause 8.15:

(a)	in the case of a sale, on or before the date on which the sale is completed by delivery of the Ship to the relevant buyer; or

(b)
in the case of a Total Loss, on the earlier of the date falling 180 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss.

8.10
Mandatory prepayment on Change of Control. If there is a Change of Control, the Borrower shall prepay the Loan and comply with Clause 8.14 on or before the date falling 60 days following such Change of Control unless agreed otherwise by all the Lenders.

8.11	Mandatory repayment and cancellation of FATCA Protected Lenders.

(a)
If on the date falling six months before the earliest FATCA Application Date for any payment by any party to this Agreement to a FATCA Protected Lender (or to the Agent for the account of that Lender), that Lender is not a FATCA Exempt Party and, in the opinion of that Lender (acting reasonably), that party will, as a consequence, be required to make a FATCA Deduction from a payment to that Lender (or to the Agent for the account of that Lender) on or after that FATCA Application Date (a "FATCA Event"):

(i)	that Lender shall, reasonably promptly after that date, notify the Agent of that FATCA Event and the relevant FATCA Application Date; and

(ii)	if, on the date falling one month before such FATCA Application Date, that FATCA Event is continuing:

(A)	that Lender may, at any time between one month and two weeks before such FATCA Application Date, notify the Agent;

(B)	upon the Agent notifying the Borrowers, the Commitment of that Lender will be immediately cancelled; and

(C)
the Borrowers shall repay that Lender's Contribution on the last day of the Interest Period applicable to the relevant Tranche or Tranches to be repaid occurring after the Agent has notified the Borrowers or, if earlier, the last Business Day before the relevant FATCA Application Date.

61141596v5

Exhibit 4.47

8.12
Amounts payable on prepayment. A voluntary prepayment under Clause 8.5 and a mandatory prepayment under Clauses 8.9 and 8.10 and any cancellation of any Lender's Commitment whether under Clause 8.4 or otherwise under this Agreement shall be made together with:

(a)	accrued interest (and any other amount payable under Clause 21 or otherwise) in respect of the amount prepaid;

(b)	if the prepayment is not made on the last day of an Interest Period, any sums payable under Clause 21.1(b); and

(c)	a prepayment fee of:

(i)	1.25 per cent. of the prepaid or cancelled amount in respect of any prepayment made or cancellation effected before the first anniversary of the date of this Agreement;

(ii)	0.75 per cent. of the prepaid or cancelled amount in respect of any prepayment made or cancellation effected after the first but on or before the second anniversary of the date of this Agreement;

(iii)	0.25 per cent. of the prepaid or cancelled amount in respect of any prepayment made or cancellation effected after the second but on or before the third anniversary of the date of this Agreement; and

(iv)	none thereafter,
provided that no prepayment fee shall be payable in respect of a mandatory prepayment under Clause 8.9(b) or Clause 8.10, a voluntary prepayment under Clause 15.2 or a cancellation of Commitment under Clause 4.2(c).

8.13
Application of partial prepayment. Each partial prepayment shall be applied pro rata against each Tranche and, as regards each Tranche, first against the balloon instalment and then against the scheduled repayment instalments specified in Clause 8.1 in inverse order of maturity.

8.14	No reborrowing. No amount prepaid may be reborrowed.

8.15
Unwinding of Designated Transactions. On or prior to any repayment or prepayment of the Loan under this Clause 8 or any other provision of this Agreement, the Borrowers shall unless otherwise agreed by all the Lenders wholly or partially reverse, offset, unwind or otherwise terminate one or more of the continuing Designated Transactions so that the notional principal amount of the continuing Designated Transactions thereafter remaining does not and will not in the future (taking into account the scheduled amortisation) exceed the amount of the Loan as reducing from time to time thereafter pursuant to Clause 8.1.

9.	CONDITIONS PRECEDENT

9.1	Documents, fees and no default. Each Lender's obligation to contribute to the Loan is subject to the following conditions precedent:

(a)	that, on or before the service of the first Drawdown Notice, the Agent receives the documents described in Part A of Schedule 4 in form and substance satisfactory to the Agent and its lawyers;

(b)
that, on each Drawdown Date but prior to the advance of a Tranche, the Agent receives or is satisfied that it will receive on the making of such Tranche the documents described in Part B of Schedule 4 in form and substance satisfactory to it and its lawyers;

(c)
that, on or before the service of each Drawdown Notice, the Agent receives all accrued commitment fee payable pursuant to Clause 20.1(b) and has received payment of the expenses referred to in Clause 20.2; and

(d)	that both at the date of each Drawdown Notice and at each Drawdown Date:

(i)	no Event of Default or Latent Event of Default has occurred or would result from the borrowing of the relevant Tranche;

61141596v5

Exhibit 4.47

(ii)
the representations and warranties in Clause 10.1 and those of the Guarantor, any Borrower or any Security Party which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing;

(iii)	there has not been a change in the financial position, state of affairs or prospects of the Guarantor, any Borrower or any other Security Party which has a Material Adverse Effect;

(iv)
there has been no material change in the consolidated financial condition, operations or business prospects of the Guarantor or any Borrower since the date on which the Guarantor provided the Compliance Certificate and Accounting Information accompanying such Compliance Certificate or in respect of any of the information concerning those topics appended to the Compliance Certificate; and

(v)	none of the circumstances contemplated by Clause 5.7 has occurred and is continuing; and

(e)
that, if the ratio set out in Clause 15.1 were applied immediately following the making of the Tranche, the Borrowers would not be obliged to provide additional security or prepay part of the Loan under that Clause; and

(f)
that the Agent has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Agent may, with the authorisation of the Majority Lenders, request by notice to the Borrowers prior to the relevant Drawdown Date.

9.2
Waiver of conditions precedent. If the Majority Lenders, at their discretion, permit a Tranche to be borrowed before certain of the conditions referred to in Clause 9.1 are satisfied, the Borrowers shall ensure that those conditions are satisfied within 5 Business Days after the Drawdown Date relating to that Tranche (or such longer period as the Agent may, with the authorisation of the Majority Lenders, specify).

10.	REPRESENTATIONS AND WARRANTIES

10.1	General. Each Borrower represents and warrants to each Creditor Party as follows.

10.2	Status. Each Borrower is duly incorporated and validly existing and in good standing under the laws of the Republic of the Marshall Islands.

10.3
Ownership of the Borrowers. The Guarantor is the direct legal and beneficial owner of all the issued share capital and voting rights in respect of each Borrower free of Security Interests save for the Security Interests created pursuant to the Finance Documents.

10.4	Corporate power. Each Borrower has the corporate capacity, and has taken all corporate action and obtained all consents necessary for it:

(a)	to execute its MOA, to purchase and pay for its Ship under the relevant MOA and to own and register its Ship in its name under the Approved Flag;

(b)	to execute the Finance Documents to which that Borrower is a party and the Master Agreements; and

(c)
to borrow under this Agreement, to enter into Designated Transactions under each Master Agreement and to make all the payments contemplated by, and to comply with, the Finance Documents to which that Borrower is a party and each Master Agreement.

10.5	Consents in force. All the consents referred to in Clause 10.4 remain in force and nothing has occurred which makes any of them liable to revocation.

10.6
Legal validity; effective Security Interests. The Finance Documents to which that Borrower is a party and each Master Agreement, do now or, as the case may be, will, upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents):

61141596v5

Exhibit 4.47

(a)	constitute that Borrowers' legal, valid and binding obligations enforceable against that Borrower in accordance with their respective terms; and

(b)	create legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate, subject to any relevant insolvency laws affecting creditors' rights generally.

10.7	No third party Security Interests. Without limiting the generality of Clause 10.5, at the time of the execution and delivery of each Finance Document:

(a)	each Borrower which is a party to that Finance Document will have the right to create all the Security Interests which that Finance Document purports to create; and

(b)
no third party will have any Security Interest (except for Permitted Security Interests) or any other interest, right or claim over, in or in relation to any asset to which any such Security Interest, by its terms, relates.

10.8
No conflicts. The execution by each Borrower of, its MOA, each Finance Document to which it is a party and each Master Agreement, and the borrowing by that Borrower of the Loan, and its compliance with each Finance Document and each Master Agreement will not involve or lead to a contravention of:

(a)	any law or regulation; or

(b)	the constitutional documents of that Borrower; or

(c)	any contractual or other obligation or restriction which is binding on that Borrower or any of its assets.

10.9
No withholding taxes. All payments which each Borrower is liable to make under the Finance Documents to which it is a party may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction.

10.10	No default. No Event of Default or Latent Event of Default has occurred.

10.11
Information. All information which has been provided in writing by or on behalf of the Borrowers or any Security Party to any Creditor Party in connection with any Finance Document satisfied the requirements of Clause 11.5; all audited and unaudited accounts which have been so provided satisfied the requirements of Clause 11.7; and there has been no material adverse change in the financial position or state of affairs of that Borrower from that disclosed in the latest of those accounts.

10.12
No litigation. No legal or administrative action involving any Borrower or any Security Party (including action relating to any alleged or actual breach of the ISM Code or the ISPS Code) has been commenced or taken or, to that Borrowers' knowledge, is likely to be commenced or taken which, in either case, would be likely to have a Material Adverse Effect or which would prevent it from meeting its obligations under this Agreement.

10.13	Compliance with certain undertakings. At the date of this Agreement, each Borrower is in compliance with Clauses 11.2, 11.4, 11.8 and 11.13.

10.14	Taxes paid. Each Borrower has paid all taxes applicable to, or imposed on or in relation to that Borrower, its business or the Ship owned by it.

10.15
ISM Code, ISPS Code and Environmental Laws compliance. All requirements of the ISM Code, the ISPS Code and all Environmental Laws as they relate to the Guarantor, the Borrowers, any Approved Ship Manager, any Approved Sub-Manager and the Ships have been complied with at all times.

10.16
No money laundering. Without prejudice to the generality of Clause 2.3, in relation to the borrowing by the Borrowers of the Loan, the performance and discharge of their respective obligations and liabilities under the Finance Documents or any Master Agreement, and the transactions and other arrangements affected or contemplated by the Finance Documents or any Master Agreement to which a Borrower is a party, each

61141596v5

Exhibit 4.47

Borrower confirms (i) that it is acting for its own account; (ii) that it will use the proceeds of the Loan for its own benefit, under its full responsibility and exclusively for the purposes specified in this Agreement; and (iii) that the foregoing will not involve or lead to a contravention of any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of Directive 2005/60/EC of the European Parliament and of the Council).

10.17
No immunity. No Borrower is and no assets of any Borrower are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceedings (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement).

10.18	Sanctions.

(a)	Neither the Borrowers nor the Guarantor:

(i)	is a Prohibited Person; and/or

(ii)	owns or controls a Prohibited Person; and

(b)
no proceeds of any Tranche or the Loan shall be made available, directly or indirectly, to or for the benefit of a Prohibited Person in breach of Sanctions nor shall they be otherwise directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

10.19
Pari passu. The obligations of each Borrower under the Finance Documents and any Master Agreement to which it is a party rank at least pari passu with all other unsecured indebtedness of that Borrower other than indebtedness mandatorily preferred by law.

10.20	Validity and admissibility in evidence. All consents required or desirable:

(a)	to enable each Borrower lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)	to make the Finance Documents to which each Borrower is a party admissible in evidence in its Pertinent Jurisdictions, have been obtained or effected and are in full force and effect.

10.21
Insolvency. No corporate action, legal proceeding, creditors' process or other procedure or step described in paragraphs (g) and (h) of Clause 19.1 has been taken or, to its knowledge, threatened in relation to a Borrower or any Security Party.

10.22
No breach of laws. No Borrower has (and, to the best of its knowledge, no Security Party has) breached any law or regulation which breach has or, in the case of any breach by the Borrowers, is reasonably likely to, have a Material Adverse Effect.

10.23	Good title to assets. Each Borrower has good, title to its assets.

10.24	Anti-terrorism compliance. Each Borrower is in compliance with any and all anti-terrorism law applicable to it.

10.25	US Tax Obligor. No Borrower is a US Tax Obligor and each Borrower is in full compliance with FATCA to the extent applicable to it.

10.26	Governing law and enforcement

(a)
The choice of governing law of each Finance Document to which it is a party will be recognised and enforced in (i) its Pertinent Jurisdictions, (ii) any jurisdiction where any asset subject to, or intended to be subject to any of the Security Interests created, or intended to be created, by it is situated, or (iii) the jurisdiction whose laws govern the perfection of any of the Finance Documents entered into by it.

61141596v5

Exhibit 4.47

(b)
Any judgment obtained in relation to a Finance Document to which it is a party in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in (i) its Pertinent Jurisdictions, (ii) any jurisdiction where any asset subject to, or intended to be subject to any of the Security Interests created, or intended to be created, by it is situated, or (iii) the jurisdiction whose laws govern the perfection of any of the Finance Documents entered into by it.

10.27	Validity and completeness of the MOAs

(a)	Each MOA constitutes legal, valid, binding and enforceable obligations of the relevant Seller.

(b)	The copies of the MOAs delivered to the Agent before the date of this Agreement are true and complete copies.

(c)
No amendments or additions to the MOAs have been agreed nor have any rights under the MOAs been waived which would be likely to have a Material Adverse Effect or which would prevent a Borrower from meeting its obligations under this Agreement.

11.	GENERAL UNDERTAKINGS

11.1
General. Each Borrower undertakes with each Creditor Party to comply with the following provisions of this Clause 11 at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

11.2	Title; negative pledge. Each Borrower will:

(a)
hold the legal title to, and own the entire beneficial interest in the Ship owned (or to be owned) by it, the Insurances and Earnings relating to that Ship and the Earnings Account in its name, free from all Security Interests and other interests and rights of every kind, except for (i) those created by the Finance Documents and the effect of assignments contained in the Finance Documents, (ii) Permitted Security Interests; and

(b)	not create or permit to arise any Security Interest (except for Permitted Security Interests) over any other asset, present or future; and

(c)
procure that its liabilities under the Finance Documents to which it is a party do and will rank at least pari passu with all its other present and future unsecured liabilities, except for liabilities which are mandatorily preferred by law.

11.3	No disposal of assets. No Borrower will transfer, lease or otherwise dispose of:

(a)	all or a substantial part of its assets, whether by one transaction or a number of transactions, whether related or not; or

(b)
any debt payable to it or any other right (present, future or contingent right) to receive a payment, including any right to damages or compensation except for demurrage claims and otherwise in the ordinary course of conducting its business as a ship owner; or

(c)	make any substantial change to the nature of its business from that existing at the date of this Agreement, but paragraph (a) does not apply to any charter of any Ship to which Clauses 14.13 and/or 14.17 apply or to the sale of a Ship on arm's length for its Fair Market Value if the Borrowers can demonstrate prior to such sale to the Agent's satisfaction that the net proceeds of such sale shall be sufficient to enable the relevant Borrower to comply with its mandatory prepayment obligation under Clause 8.9 and, upon such sale, the net proceeds of such sale are sufficient to enable the relevant Borrower to comply with its mandatory prepayment obligation under Clause 8.9.

11.4	No other liabilities or obligations to be incurred. No Borrower will incur any liability or obligation (including, without limitation, any contingent liability) except liabilities and obligations:

(a)	under the Finance Documents to which it is a party;

61141596v5

Exhibit 4.47

(b)	an Intercompany Loan; or

(c)	reasonably incurred in the ordinary course of operating, upgrading, maintaining and chartering its Ship.

11.5
Information provided to be accurate. All financial and other information which is provided in writing by or on behalf of a Borrower or any Security Party under or in connection with any Finance Document will be true, complete and not misleading and will not omit any material fact or consideration.

11.6	Provision of financial statements. Each Borrower will procure that the following are sent to the Agent:

(a)	as soon as possible, but in no event later than 120 days after the end of each financial year of the Guarantor, the audited consolidated accounts of the Guarantor and its subsidiaries;

(b)
as soon as possible, but in no event later than 60 days after the end of the first three Accounting Periods, unaudited consolidated accounts of the Guarantor and its subsidiaries which are certified as to their correctness by the chief financial officer of the Guarantor;

(c)
as soon as possible, but in no event later than 60 days of the commencement of each financial year of the Guarantor, an annual budget (including consolidated profit & loss, balance sheet and cash flow forecast) for the Guarantor and its subsidiaries for that financial year;

(d)	a Compliance Certificate together with the quarterly reports in respect of the Guarantor that the Borrower delivers in (b) above each certified by the chief financial officer of the Guarantor; and

(e)
such other information and financial statements (including, without limitation, details of the operating performance, employment, positions and engagements of the Ships, annual budgets and projections) as may be requested by the Agent from time to time.

11.7	Form of financial statements. All accounts (audited and unaudited) delivered under Clause 11.6 will:

a.	be prepared in accordance with all applicable laws and GAAP consistently applied;

b.	fairly represent the financial condition of the Guarantor and its subsidiaries at the date of those accounts and of their profit for the period to which those accounts relate; and

c.	fully disclose or provide for all significant liabilities of the Guarantor and its subsidiaries.

11.8	Consents. Each Borrower will maintain in force and promptly obtain or renew, and will promptly send certified copies to the Agent of, all consents required:

a.	for it to perform its obligations under any Finance Document or MOA to which it is a party or any Master Agreement;

b.	for the validity or enforceability of any Finance Document or MOA to which it is a party or any Master Agreement; and

c.	to continue to own and operate the Ship owned by it.
and each Borrower will comply with the terms of all such consents.

11.9	Maintenance of Security Interests. Each Borrower will:

a.	at its own cost, do all that it reasonably can to ensure that any Finance Document and each Master Agreement validly creates the obligations and the Security Interests which it purports to create; and

b.
without limiting the generality of paragraph (a), at its own cost, promptly register, file, record or enrol any Finance Document and any Master Agreement (if applicable) with any court or authority in all Pertinent Jurisdictions, pay any stamp, registration or similar tax in all Pertinent Jurisdictions in respect of any Finance Document, give any notice or take any other step which, in the opinion of the Majority Lenders, is or has

61141596v5

Exhibit 4.47

become necessary or desirable for any Finance Document to be valid, enforceable or admissible in evidence or to ensure or protect the priority of any Security Interest which it creates.

11.10
Notification of litigation. The Borrowers will provide the Agent with details of any legal action involving any Borrower, any Security Party or any Ship, its Earnings or its Insurances as soon as such action is instituted unless it is clear that the legal action cannot be considered material in the context of any Finance Document.

11.11	No amendment to Master Agreements. No Borrower will agree to any amendment or supplement to, or waive or fail to enforce, any Master Agreement or any of its provisions.

11.12	Chief Executive Office. Each Borrower will maintain its chief executive office in the Principality of Monaco.

11.13
Confirmation of no default. The Borrowers will, within 2 Business Days after service by the Agent of a written request, serve on the Agent a notice which is signed by 2 directors of each Borrower and which:

a.	states that no Event of Default or Latent Event of Default has occurred; or

b.	states that no Event of Default or Latent Event of Default has occurred, except for a specified event or matter, of which all material details are given.
The Agent may serve requests under this Clause 11.13 from time to time but only if asked to do so by a Lender or Lenders having Contributions exceeding 10 per cent. of the Loan or (if the Loan has not been made) Commitments exceeding 10 per cent of the Total Commitments; and this Clause 11.13 does not affect the Borrowers' obligations under Clause 11.14.

11.14	Notification of default. Each Borrower will notify the Agent as soon as that Borrower becomes aware of:

a.	the occurrence of an Event of Default or a Latent Event of Default; or

b.	any matter which indicates that an Event of Default or a Latent Event of Default may have occurred, and will keep the Agent fully up‑to‑date with all developments.

11.15	Provision of further information. The Borrowers will, as soon as practicable after receiving the request, provide the Agent with any additional financial or other information relating to:

a.	the financial condition, business and operations of any Borrower;

b.	any Security Party, any Ship, its Earnings or its Insurances; or

c.	any other matter relevant to, or to any provision of, a Finance Document and any Master Agreement, which may be requested by the Agent, the Security Trustee, any Lender or any Swap Bank at any time and the Borrowers shall promptly, provide such further information and/or documents as any Creditor Party (through the Agent) may request so as to enable such Creditor Party to comply with any laws applicable to it (including, without limitation, compliance with FATCA).

11.16
Provision of copies and translation of documents. The Borrowers will supply the Agent with a sufficient number of copies of the documents referred to above to provide 1 copy for each Creditor Party; and if the Agent so requires in respect of any of those documents, the Borrowers will provide a certified English translation prepared by a translator approved by the Agent.

11.17
"Know your customer" checks. Each Borrower shall notify the Agent immediately if it becomes aware of any actual or intended change in its status or the status of any Security Party after the date of this Agreement. If:

a.	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

b.	any change in the status of any Borrower or any Security Party after the date of this Agreement; or

61141596v5

Exhibit 4.47

c.	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (c), any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrowers shall promptly upon the request of the Agent or the Lender concerned supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or the Lender concerned (for itself or, in the case of the event described in paragraph (c), on behalf of any prospective new Lender) in order for the Agent, the Lender concerned or, in the case of the event described in paragraph (c), any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

11.18
Compliance with laws. Each Borrower shall comply and shall procure that the Guarantor shall comply in all material respects with all applicable laws, including, without limitation, all Environmental Laws, all Sanctions and regulations relating thereto.

11.19
Taxes. Each Borrower shall prepare and timely file all tax returns required to be filed by it and any member of the SBI Group and pay and discharge all taxes imposed upon it and any member of the SBI Group or in respect of any of its or any member of the SBI Group's property and assets before the same shall become in default, as well as all lawful claims (including, without limitation, claims for labour, materials and supplies) which, if unpaid, might become a lien or any part thereof, except in each case, for any such taxes (a) as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established, (b) as to which such failure to have paid does not create any risk of sale, forfeiture, loss, confiscation or seizure of a Ship or criminal liability, or (c) the failure of which to pay or discharge would not be likely to have a Material Adverse Effect.

11.20	Use of proceeds and Intercompany Loans. The Borrowers shall:

a.	use the proceeds of a Tranche solely to partially finance the cost of its acquisition of the Ship under the MOA relating to such Ship or reimburse the Borrowers for such acquisition; and

b.	not incur any liability or obligation under any Intercompany Loan the Guarantor provides unless such Intercompany Loan:

i.	is fully subordinated to any and all obligations of the Borrowers and the rights of the Creditor Parties under the Finance Documents;

ii.	does not require the payment of interest prior to expiry of the Maturity Date

iii.	matures at least 1 year after the Maturity Date; and

iv.	is not secured by any asset which is already, or is to be, the subject of a Security Interest created by any Borrower or any Security Party pursuant to any Finance Document,

c.
furnish promptly to the Agent a true and complete copy of any instrument evidencing any Intercompany Loan, all other documents related thereto and a true and complete copy of each material amendment or other modification thereof; and

d.
in respect of any such Intercompany Loan, execute and deliver to the Agent an Intercompany Loan Assignment and deliver to the Agent such other documents equivalent to those referred to in paragraphs 4, 5 and 6 of Part A of Schedule 4 as the Agent may require.

11.21
Other swaps. Each Borrower may enter into other master agreements and/or derivative instruments with any third party swap provider for the purposes of hedging its exposure under this Agreement to interest rate fluctuations provided that:

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Exhibit 4.47

a.	the Swap Banks shall have a right of first refusal in respect of providing such swap/derivative lines to the Borrowers; and

b.	in the event a Swap Bank is not the chosen provider of such swap/derivative lines to the Borrowers, such third party swap provider does not share in any Security Interest created under any Finance Document and is fully subordinated to the rights of the Creditor Parties under the Finance Documents.

11.22	Anti-corruption law

a.
The Borrowers shall not directly or indirectly use the proceeds of the Loan for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

b.	Each Borrower shall:

i.	conduct its business in compliance with applicable anti-corruption laws; and

ii.	maintain policies and procedures designed to promote and achieve compliance with such laws.

11.23
Most favoured nation. If, at any time prior to 30 July 2020, the financial covenants, dividend restrictions or change of ownership restrictions provided by a Borrower or the Guarantor to other creditor parties in relation to any other financings are more favourable to the creditor parties to those other financings than the financial covenants, dividend restrictions and change of ownership restrictions set out in Clauses 8.10 and 12.4 in this Agreement and clauses 11.22, 12.1, 12.2, 12.3 and 12.4 of the Guarantee, the more favourable financial covenants, dividend restrictions and change of ownership restrictions shall apply to this Agreement as if expressly incorporated in this Agreement.

12.	CORPORATE AND FINANCIAL UNDERTAKINGS

12.1
General. Each Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 12 at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

12.2	Maintenance of status. Each Borrower will maintain its separate corporate existence and remain in good standing under the laws of the Republic of the Marshall Islands.

12.3	Negative undertakings. No Borrower will:

a.	carry on any business other than the ownership, chartering and operation of the Ship owned by it; or

b.	provide any form of credit or financial assistance to:

i.	a person who is directly or indirectly interested in the Guarantor or any Borrower's share or loan capital; or

ii.	any company in or with which such a person is directly or indirectly interested or connected, or enter into any transaction with or involving such a person or company on terms which are, in any respect, less favourable to the relevant Borrower than those which it could obtain in a bargain made at arms' length;

c.	change its Fiscal Year;

d.	issue, allot or grant any person a right to any shares in its capital or repurchase or reduce its issued share capital;

e.
acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks, or enter into any transaction in a derivative other than Designated Transactions; or

f.	enter into any form of amalgamation, merger or de-merger or any form of reconstruction or reorganisation.

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Exhibit 4.47

12.4
Dividends. Each Borrower may make or pay any dividend or other distribution (in cash or in kind) provided no Event of Default has occurred and is continuing or would occur as a result occur as a result of the making or payment of such dividend or distribution.

13.	INSURANCE

13.1
General. Each Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 13 at all times during the Security Period except as the Agent may, with the authorisation of the Majority Lenders, otherwise permit.

13.2	Maintenance of obligatory insurances. Each Borrower shall keep the Ship owned by it insured at the expense of that Borrower against:

a.	fire and usual marine risks (including hull and machinery plus hull interest and any other usual marine risks such as excess risks as applicable);

b.	war risks (including the London Blocking and Trapping addendum or similar arrangement);

c.
full protection and indemnity risks (including liability for oil pollution and excess war risk P&I cover) on standard club rules, covered by a protection and indemnity association which is a member of the International Group of Protection and Indemnity Associations (or, if the International Group of Protection and Indemnity Associations ceases to exist, any other leading protection and indemnity association or other leading provider of protection and indemnity insurance) (including, without limitation, the proportion (if any) of any collision liability not covered under the terms of the hull cover), or other with written consent from the Agent;

d.	freight, demurrage & defence risks;

e.
any other risks against which the Security Trustee considers, having regard to practices and other circumstances prevailing at the relevant time, it would in the opinion of the Security Trustee be reasonable for that Borrower to insure and which are specified by the Security Trustee by notice to that Borrower.

13.3	Terms of obligatory insurances. Each Borrower shall effect such insurances in respect of the Ship owned by it:

a.	in Dollars;

b.	in the case of the insurances described in 13.2(a), (b) and, in the event such other risk is based on vessel value, (e) in an amount on an agreed value basis at least the greater of:

i.	when aggregated with the insured values of the other Ship then financed under this Agreement, 120 per cent. of the aggregate amount of the Loan and the Swap Exposure (if any); and

ii.	the Fair Market Value of the Ship owned by it;

c.
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

d.	in relation to protection and indemnity risks in respect of the full tonnage of the Ship owned by it;

e.	on approved terms; and

f.
through approved brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations that are members of the International Group of Protection and Indemnity Clubs.

13.4	Further protections for the Creditor Parties. In addition to the terms set out in Clause 13.3 each Borrower shall procure that the obligatory insurances effected by it shall:

61141596v5

Exhibit 4.47

a.	subject always to paragraph (b), name that Borrower as the sole named assured unless the interest of every other named assured is limited:

i.	in respect of any obligatory insurances for hull and machinery and war risks;

1.	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

2.	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

ii.
in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named assured has undertaken in writing to the Security Trustee (in such form as it requires) that any deductible shall be apportioned between that Borrower and every other named assured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

b.
whenever the Security Trustee requires, name (or be amended to name) the Security Trustee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Trustee, but without the Security Trustee thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

c.	name the Security Trustee as loss payee with such directions for payment as the Security Trustee may specify;

d.	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made without set-off, counterclaim or deductions or condition whatsoever;

e.	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Trustee or any other Creditor Party;

f.	provide that the Security Trustee may make proof of loss if that Borrower fails to do so; and

g.	provide that the deductible of the hull and machinery insurance is not higher than the amount agreed upon and stated in the loss payable clause.

13.5	Renewal of obligatory insurances. Each Borrower shall:

a.	at least 21 days before the expiry of any obligatory insurance effected by it:

i.
notify the Security Trustee of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom that Borrower proposes to renew that obligatory insurance and of the proposed terms of renewal; and

ii.	obtain the Security Trustee's approval to the matters referred to in paragraph (i);

b.	at least 14 days before the expiry of any obligatory insurance effected by it, renew that obligatory insurance in accordance with the Security Trustee's approval pursuant to paragraph (a); and

c.
procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Security Trustee in writing of the terms and conditions of the renewal.

13.6
Copies of policies; letters of undertaking. Each Borrower shall ensure that all approved insurance brokers provide the Security Trustee with pro forma copies of all policies relating to the obligatory insurances which

61141596v5

Exhibit 4.47

they are to effect or renew and of a letter or letters or undertaking in a form required by the Security Trustee and including undertakings by the approved brokers that:

a.	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause 13.4;

b.	they will hold such policies, and the benefit of such insurances, to the order of the Security Trustee in accordance with the said loss payable clause;

c.	they will advise the Security Trustee immediately of any material change to the terms of the obligatory insurances;

d.
they will notify the Security Trustee, not less than 14 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from that Borrower or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Security Trustee of the terms of the instructions; and

e.
they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Borrower under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non‑payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of that Ship forthwith upon being so requested by the Security Trustee.

13.7	Copies of certificates of entry. Each Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provides the Security Trustee with:

a.	a certified copy of the certificate of entry for that Ship;

b.	a letter or letters of undertaking in such form as may be required by the Security Trustee; and

c.	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.

13.8
Deposit of original policies. Each Borrower shall ensure that all policies relating to obligatory insurances are deposited with the approved brokers through which the insurances are effected or renewed.

13.9
Payment of premiums. Each Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by that Borrower and produce all relevant receipts when so required by the Security Trustee.

13.10	Guarantees. Each Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

13.11
Compliance with terms of insurances. No Borrower shall do or omit to do (or permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part; and, in particular:

a.
each Borrower shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 13.6(c)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Security Trustee has not given its prior approval;

b.	no Borrower shall make any changes relating to the classification or classification society or manager or operator of the Ship owned by it approved by the underwriters of the obligatory insurances;

61141596v5

Exhibit 4.47

c.
each Borrower shall make (and promptly supply copies to the Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

d.
no Borrower shall employ the Ship owned by it, or allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

13.12	Alteration to terms of insurances. No Borrower shall make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance.

13.13
Settlement of claims. No Borrower shall settle, compromise or abandon any claim under any obligatory insurance effected by it for Total Loss or for a Major Casualty, and shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

13.14	Provision of copies of communications. Each Borrower shall provide the Security Trustee, at the time of each such communication, copies of all written communications between the relevant Borrower and:

a.	the approved insurance brokers;

b.	the approved protection and indemnity and/or war risks associations; and

c.	the approved insurance companies and/or underwriters, which relate directly or indirectly to:

i.	that Borrowers' obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

ii.	any credit arrangements made between that Borrower and any of the persons referred to in paragraphs (a) or (b) relating wholly or partly to the effecting or maintenance of the obligatory insurances.

13.15
Provision of information. In addition, each Borrower shall promptly provide the Security Trustee (or any persons which it may designate) with any information which the Security Trustee (or any such designated person) requests for the purpose of:

a.	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected by it; and/or

b.	effecting, maintaining or renewing any such insurances as are referred to in Clause 13.16 or dealing with or considering any matters relating to any such insurances;
and the Borrowers shall, forthwith upon demand, indemnify the Security Trustee in respect of all fees and other expenses incurred by or for the account of the Security Trustee in connection with any such report as is referred to in paragraph (a).

13.16
Mortgagee's interest, additional perils. The Security Trustee shall be entitled from time to time to effect, maintain and renew (i) mortgagee's interest additional perils insurance and (ii) mortgagee's interest marine insurance in such amounts, (and on the date of this Agreement, it is expected that such amount will be 120 per cent. of the Loan), on such terms, through such insurers and generally in such manner as the Security Trustee may from time to time consider appropriate and the Borrowers shall upon demand fully indemnify the Security Trustee in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

61141596v5

Exhibit 4.47

14.	SHIP COVENANTS

14.1
General. Each Borrower also undertakes with each Creditor Party to comply with the following provisions of this Clause 14 at all times during the Security Period except as the Agent, with the authorisation of the Majority Lenders (such authorisation not to be unreasonably withheld in the case of Clause 14.13(a)(v)), may otherwise permit.

14.2
Ship's name and registration. Each Borrower shall keep the Ship owned by it registered in its name under an Approved Flag; shall not do, omit to do or allow to be done anything as a result of which such registration might be cancelled or imperilled; and shall not change the name or port of registry of any Ship without the prior written approval of the Agent, such approval not to be unreasonably withheld.

14.3	Repair and classification. Each Borrower shall keep the Ship owned by it in a good and safe condition and state of repair:

a.	consistent with first‑class ship ownership and management practice;

b.	so as to maintain the highest class for that Ship with the Approved Classification Society free of overdue recommendations and conditions affecting that Ship's class; and

c.
so as to comply with all laws and regulations applicable to vessels registered under the law of the Approved Flag on which that Ship is registered or to vessels trading to any jurisdiction to which that Ship may trade from time to time, including but not limited to the ISM Code and the ISPS Code.

14.4	Classification Society undertaking. Each Borrower shall instruct the Approved Classification Society:

a.
to send to the Security Trustee, following receipt of a written request from the Security Trustee, certified true copies of all original class records held by the Approved Classification Society in relation to the Ship owned by it;

b.
to allow the Security Trustee (or its agents), at any time and from time to time, to inspect the original class and related records of that Borrower and the Ship owned by it at the offices of the Approved Classification Society and to take copies of them;

c.	to notify the Security Trustee immediately in writing if the Approved Classification Society:

i.	receives notification from that Borrower or any other person that its Ship's Approved Classification Society is to be changed; or

ii.
becomes aware of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of its Ship's class under the rules or terms and conditions of that Borrowers' or its Ship's membership of the Approved Classification Society;

d.	following receipt of a written request from the Security Trustee:

i.
to confirm that such Borrower is not in default of any of its contractual obligations or liabilities to the Approved Classification Society and, without limiting the foregoing, that it has paid in full all fees or other charges due and payable to the Approved Classification Society; or

ii.
if such Borrower is in default of any of its contractual obligations or liabilities to the Approved Classification Society, to specify to the Security Trustee in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by the Approved Classification Society.

14.5
Modification. No Borrower shall make any modification or repairs to, or replacement of, the Ship owned by it or equipment installed on that Ship which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce its value.

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Exhibit 4.47

14.6
Removal of parts. No Borrower shall remove any material part of the Ship owned by it, or any item of equipment installed on, that Ship unless the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favour of any person other than the Security Trustee and becomes on installation on that Ship the property of that Borrower and subject to the security constituted by the Mortgage Provided that a Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship owned by it.

14.7
Surveys. Each Borrower shall, at its expense submit the Ship owned by it regularly to all periodical or other surveys which may be required for classification purposes with copies of all technical survey reports in respect of surveys carried out by an Approved Ship Manager or other qualified expert duly appointed for such purpose.

14.8
Inspection. Each Borrower shall permit the Security Trustee (by surveyors or other persons appointed by it for that purpose) to board the Ship owned by it at all reasonable times always without interfering with the normal trading, running, management and operation of the Ship at that Borrowers' expense to inspect its condition or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections provided that unless an Event of Default has occurred or that Ship's Approved Classification Society has issued a recommendation or condition affecting that Ship's class, (i) there shall be not more than one such inspection per Ship in each calendar year and (ii) the Borrowers shall not have to pay for more than 1 inspection per Ship in such calendar year. The Security Trustee shall use reasonable efforts not to interfere with the operation of that Ship when exercising its rights under this Clause 14.8.

14.9	Prevention of and release from arrest. Each Borrower shall promptly discharge:

a.	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship owned by it, its Earnings or its Insurances;

b.	all taxes, dues and other amounts charged in respect of the Ship owned by it, its Earnings or its Insurances; and

c.	all other outgoings whatsoever in respect of the Ship owned by it, its Earnings or its Insurances, and, forthwith upon receiving notice of the arrest of the Ship owned by it, or of its detention in exercise or purported exercise of any lien or claim, that Borrower shall procure its release by providing bail or otherwise as the circumstances may require.

14.10	Compliance with laws etc. Each Borrower shall and shall procure that the Guarantor and the Approved Ship Managers shall:

a.
comply, or procure compliance with the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions and all other laws or regulations relating to the Ship owned by it, its ownership, operation and management or to the business of that Borrower;

b.
not employ the Ship owned by it nor allow its employment in any manner contrary to any law or regulation in any relevant jurisdiction including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and Sanctions; and

c.
in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship owned by it to enter or trade to any zone which is declared a war zone by any government or by that Ship's war risks insurers unless the prior written consent of the Security Trustee has been given and that Borrower has or has procured that there is (at its expense) effected any special, additional or modified insurance cover which the Security Trustee may require.

14.11	Provision of information. Each Borrower shall promptly provide the Security Trustee with any information which it requests regarding:

61141596v5

Exhibit 4.47

a.
the Ship owned by it, its employment, position and engagements (including, without limitation, details of the operating performance, employment, positions and engagements of the Ships, annual budgets and projections);

b.	the Earnings and payments and amounts due to the master and crew of the Ship owned by it;

c.	any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship owned by it and any payments made in respect of that Ship;

d.	any towages and salvages; and

e.	its compliance, the Approved Ship Manager's, the Approved Sub-Manager's and the compliance by the Ship owned by it with the ISM Code, the ISPS Code, all Environmental Laws and Sanctions,
and, upon the Security Trustee's request, provide copies of any current charter relating to that Ship, of any current charter guarantee and copies of each Borrower or the Approved Ship Manager's or the Approved Sub-Manager's Document of Compliance.

14.12	Notification of certain events. Each Borrower shall immediately notify the Security Trustee by fax or email, confirmed forthwith, by letter of:

a.	any casualty which is or is likely to be or to become a Major Casualty;

b.	any occurrence as a result of which the Ship owned by it has become or is, by the passing of time or otherwise, likely to become a Total Loss;

c.	any requirement or condition made by any insurer or the Approved Classification Society or by any competent authority which is not complied with within the specified time;

d.	any arrest or detention of the Ship owned by it, any exercise or purported exercise of any lien on that Ship or its Earnings or any requisition of that Ship for hire;

e.	any intended dry docking of the Ship owned by it;

f.	any Environmental Claim made against any Security Party or any Borrower or in connection with any Ship, or any Environmental Incident;

g.
any claim for breach of the ISM Code, the ISPS Code, any Environmental Laws or Sanctions being made against that Borrower, the Approved Ship Manager, any Approved Sub-Manager or otherwise in connection with the Ship owned by it; or

h.	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code, the ISPS Code, any Environmental Laws or Sanctions not being complied with;
and that Borrower shall keep the Security Trustee advised in writing on a regular basis and in such detail as the Security Trustee shall require of any Borrowers', the Guarantor, the Approved Ship Manager's, the Approved Sub-Manager's or any other person's response to any of those events or matters.

14.13	Restrictions on chartering, appointment of managers etc.

a.	No Borrower shall, in relation to the Ship owned by it:

i.	let that Ship on demise charter for any period;

ii.
enter into any time or consecutive voyage charter in respect of that Ship for a term which exceeds, or which by virtue of any optional extensions may exceed, 12 months other than charters where the charterer is a member of and/or an Affiliate of the Guarantor or entered into pursuant to an Approved Pooling Arrangement;

iii.	enter into any charter in relation to that Ship under which more than 2 months' hire (or the equivalent) is payable in advance;

61141596v5

Exhibit 4.47

iv.	charter that Ship otherwise than on bona fide arm's length terms at the time when such Ship is fixed;

v.	appoint a manager of that Ship other than an Approved Ship Manager or agree to any alteration to the terms of the Approved Ship Manager's appointment;

vi.	appoint a classification society for that Ship other than an Approved Classification Society;

vii.	de‑activate or layup that Ship; or

viii.
put that Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $500,000 (or the equivalent in any other currency) unless that person has first given to the Security Trustee and in terms satisfactory to it a written undertaking not to exercise any lien on such Ship or its Earnings for the cost of such work or for any other reason.

b.
Each Borrower shall procure that, in relation to the Ship owned by it, an Approved Technical Ship Manager shall only appoint a sub-manager in relation to the technical management of that Ship provided that in the case of any such sub-management, the Approved Technical Ship Manager shall continue to remain primarily liable vis-à-vis the relevant Borrower to perform the technical management responsibilities in relation to that Ship and, if so appointed as technical manager of that Ship, such sub-manager shall be appointed on substantially the same terms as the Approved Technical Ship Manager and once appointed as an Approved Sub-Manager, the relevant Borrower shall not and shall procure that the relevant Approved Technical Ship Manager shall not agree to any material alteration to the terms of the relevant Approved Sub-Manager's appointment.

14.14
Notice of Mortgage. Each Borrower shall keep the Mortgage registered against the Ship owned by it as a valid first preferred or, as the case may be, priority mortgage, carry on board the Ship owned by it a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the Master's cabin of that Ship a framed printed notice stating that such Ship is mortgaged by that Borrower to the Security Trustee.

14.15
Sharing of Earnings. No Borrower shall enter into any agreement or arrangement for the sharing of any Earnings of the Ship owned by it provided always that each Ship may be entered into any Approved Pooling Arrangement.

14.16	ISPS Code. Each Borrower shall comply with the ISPS Code and in particular, without limitation, shall:

a.	procure that its Ship and the company responsible for such Ship's compliance with the ISPS Code comply with the ISPS Code; and

b.	maintain for its Ship an ISSC; and

c.	notify the Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

14.17	Copies of Charter; Charterparty Assignment. Provided that the relevant Borrower has obtained the prior permission of the Agent necessary under Clause 14.13(a)(ii), that Borrower shall:

a.
furnish promptly to the Agent a true and complete copy of any Charter for the Ship owned by it, all other documents related thereto including, without limitation, any guarantee of such Charter and a true and complete copy of each material amendment or other modification thereof; and

b.
in respect of any such Charter, execute and deliver to the Agent a Charterparty Assignment and deliver to the Agent a consent and acknowledgement executed by the charterer and any related charter guarantor and such other documents equivalent to those referred to in paragraphs 4, 5 and 6 of Part A of Schedule 4 as the Agent may require.

14.18
Change of Approved Ship Manager. If, in accordance with the terms of this Agreement, there is a change of Approved Ship Manager, Approved Sub-Manager or the appointment of an Approved Sub-Manager, the Borrower owning the relevant Ship shall:

61141596v5

Exhibit 4.47

a.	promptly provide the Agent with a copy of the management agreement pursuant to which such Approved Ship Manager or Approved Sub-Manager is to be appointed; and

b.	the new Approved Ship Manager or Approved Sub-Manager, as the case may be, shall provide to the Agent on or prior to the commencement of its appointment, an Approved Ship Manager's Undertaking.

14.19
Green Passport. Each Borrower shall procure that the Ship owned by it has obtained a Green Passport, or equivalent document acceptable to the Agent, in respect of that Ship which shall be maintained throughout the Security Period.

14.20
Green scrapping. The Borrowers shall and shall procure that the Guarantor shall maintain a policy that provides that any ship owned by any member of the SBI Group and which are to be scrapped shall be scrapped in compliance with (i) the International Maritime Organization's convention for the Safe and Environmentally Sound Recycling of ships to the extent that are issued and in force at the time of such scrapping and (ii) the guidelines to be issued by the International Maritime Organization in connection with such convention.

14.21
No variation, release etc. of MOA. No Borrower shall, whether by a document, by conduct, by acquiescence or in any other way agree to material amendments or additions to any MOA (and in this context, reference should be made to Clause 10.27 when determining what constitutes 'material' for these purposes), nor has any Borrower waived any of their respective rights under any MOA in either case, without the prior approval of the Agent (acting on the instructions of the Lenders acting reasonably).

14.22	Provision of information relating to MOA. Each Borrower shall:

a.
immediately inform the Agent if any breach of the MOA to which it is a party occurs and of any other event or matter affecting the MOA to which it is a party which has or is reasonably likely to have a Material Adverse Effect; and

b.	upon the reasonable request of the Agent, keep the Agent informed as to any notice of readiness of delivery of the relevant Ship.

14.23
No assignment etc. of MOA. No Borrower shall assign, novate, transfer or dispose of any of its rights or obligations under the MOA to which it is a party without the prior approval of the Agent (acting on the instructions of the Lenders acting reasonably).

15.	SECURITY COVER

15.1	Minimum required security cover. Clause 15.2 applies if the Agent notifies the Borrowers that:

a.	the aggregate of the Fair Market Value of the Ships; plus

b.	the net realisable value of any additional security previously provided under this Clause 15, is below 140 per cent. of the Loan.

15.2
Provision of additional security; prepayment. If the Agent serves a notice on the Borrowers under Clause 15.1, the Borrowers shall prepay such part (at least) of the Loan as will eliminate the shortfall on or before the date falling 7 days after the date on which the Agent's notice is served under Clause 15.1 (the "Prepayment Date") unless at least 1 Business Day before the Prepayment Date they have provided, or ensured that a third party has provided, additional security which, in the opinion of the Majority Lenders, has a net realisable value at least equal to the shortfall and which has been documented in such terms as the Agent may, with the authorisation of the Majority Lenders, approve or require.

15.3	Valuation of Ship. The market value of a Ship at any date is that shown by:

a.	the arithmetic average of 2 valuations each prepared by an Approved Broker selected by the Agent acting upon the instructions of all the Lenders;

61141596v5

Exhibit 4.47

b.	as at a date not more than 14 days prior to the date such valuation is delivered to the Agent by such Approved Broker;

c.	with or without physical inspection of that Ship (as the Agent may require);

d.
on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment; and

e.	after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale.

15.4
Value of additional vessel security. The net realisable value of any additional security which is provided under Clause 15.2 and which consists of a Security Interest over a vessel shall be that shown by a valuation complying with the requirements of Clause 15.3.

15.5
Valuations binding. Any valuation under Clause 15.2, 15.3 or 15.4 shall be binding and conclusive as regards the Borrowers, as shall be any valuation which the Majority Lenders make of any additional security which does not consist of or include a Security Interest.

15.6
Provision of information. The Borrowers shall promptly provide the Agent and any Approved Broker acting under Clause 15.3 or 15.4 with any information which the Agent or the Approved Broker may request for the purposes of the valuation; and, if the Borrowers fails to provide the information by the date specified in the request, the valuation may be made on any basis and assumptions which the Approved Broker or the Majority Lenders (or the expert appointed by them) consider prudent.

15.7
Payment of valuation expenses. Without prejudice to the generality of the Borrowers' obligations under Clauses 20.2, 20.3 and 21.3, the Borrowers shall, subject to Clause 15.8, on demand, pay the Agent the amount of the fees and expenses of any Approved Broker instructed by the Agent under this Clause and all legal and other expenses incurred by any Creditor Party in connection with any matter arising out of this Clause.

15.8	Frequency of valuations.

a.	The Borrowers shall provide the valuations of each Ship required pursuant to paragraph 4 of Part B of Schedule 4 at the Borrowers' expense;

b.
the Agent shall be entitled to obtain 2 valuations per Ship during each half of each Fiscal Year of the Guarantor commencing with valuation to be provided on 30 June 2018 (such valuations to be attached to the Compliance Certificates for the relevant fiscal quarter to be provided by the Guarantor) setting forth the Fair Market Value of each Ship in each case at the cost of the Borrowers save that the Borrowers shall not be required to pay for more than 2 valuations per Ship in each calendar year unless an Event of Default has occurred or any valuation obtained would entitle the Agent to serve a notice pursuant to Clause 15.1 in which case such valuations required by the Agent shall be for the cost of the Borrowers; and

c.	the Agent shall be entitled, at its own expense, to obtain valuations of each Ship other than those referred to in paragraphs (a) and (b) above as often as it may request.

15.9	Application of prepayment. Clause 8 shall apply in relation to any prepayment pursuant to Clause 15.2.

15.10
Release of Additional Security. It is agreed that where a Borrower or a third party has provided additional security pursuant to Clause 15.2, the Borrowers are entitled to request the release of such additional security at their expense at any time following a testing of compliance by the Borrowers of the minimum required security cover under Clause 15.1 where the Borrowers are shown to have been in compliance with such minimum required security cover for at least 90 consecutive days (without including the additional security within the calculation) and where the Borrowers are in compliance with the minimum required security cover under Clause 15.1, such additional security shall be released at the Borrowers' cost.

61141596v5

Exhibit 4.47

16.	PAYMENTS AND CALCULATIONS

16.1
Currency and method of payments. All payments to be made by the Lenders or by any Borrower and any Security Party under a Finance Document shall be made to the Agent or to the Security Trustee, in the case of an amount payable to it:

a.	by not later than 11.00 a.m. (New York City time) on the due date;

b.
in same day Dollar funds settled through the New York Clearing House Interbank Payments System (or in such other Dollar funds and/or settled in such other manner as the Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement);

c.
in the case of an amount payable by a Lender to the Agent or by any Borrower or another Security Party to the Agent or any Lender, to the account of the Agent at The Bank of New York, New York at 1290 Avenue of Americas, Floor 5, New York NY10104 (Account: NIBC Bank NV, Account No 890 064 7140, BIC: IRVTUS3N, Reference: SBI Cougar Shipping Company Limited), or to such other account with such other bank as the Agent may from time to time notify to the Borrowers and the other Creditor Parties; and

d.	in the case of an amount payable to the Security Trustee, to such account as it may from time to time notify to the Borrowers and the other Creditor Parties.

16.2	Payment on non-Business Day. If any payment by any Borrower under a Finance Document would otherwise fall due on a day which is not a Business Day:

a.	the due date shall be extended to the next succeeding Business Day; or

b.	if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day;
and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

16.3
Basis for calculation of periodic payments. All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

16.4	Distribution of payments to Creditor Parties. Subject to Clauses 16.5, 16.6 and 16.7:

a.
any amount received by the Agent under a Finance Document for distribution or remittance to a Lender, a Swap Counterparty or the Security Trustee shall be made available by the Agent to that Lender, that Swap Counterparty or, as the case may be, the Security Trustee by payment, with funds having the same value as the funds received, to such account as the Lender and the Swap Counterparty or the Security Trustee may have notified to the Agent not less than 5 Business Days previously; and

b.
amounts to be applied in satisfying amounts of a particular category which are due to the Lenders and/or the Swap Counterparties generally shall be distributed by the Agent to each Lender and each Swap Counterparty pro rata to the amount in that category which is due to it.

16.5
Permitted deductions by Agent. Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent may, before making an amount available to a Lender or a Swap Counterparty, deduct and withhold from that amount any sum which is then due and payable to the Agent from that Lender or that Swap Counterparty under any Finance Document or any sum which the Agent is then entitled under any Finance Document to require that Lender or that Swap Counterparty to pay on demand.

16.6
Agent only obliged to pay when monies received. Notwithstanding any other provision of this Agreement or any other Finance Document, the Agent shall not be obliged to make available to any Borrower or any Lender or any Swap Counterparty any sum which the Agent is expecting to receive for remittance or distribution

61141596v5

Exhibit 4.47

to that Borrower or that Lender or that Swap Counterparty until the Agent has satisfied itself that it has received that sum.

16.7
Refund to Agent of monies not received. If and to the extent that the Agent makes available a sum to any Borrower or a Lender or a Swap Counterparty, without first having received that sum, that Borrower or (as the case may be) the Lender or the Swap Counterparty concerned shall, on demand:

a.	refund the sum in full to the Agent; and

b.
pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other loss, liability or expense incurred by the Agent as a result of making the sum available before receiving it.

16.8
Agent may assume receipt. Clause 16.7 shall not affect any claim which the Agent has under the law of restitution, and applies irrespective of whether the Agent had any form of notice that it had not received the sum which it made available.

16.9
Creditor Party accounts. Each Creditor Party shall maintain accounts showing the amounts owing to it by the Borrowers and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrowers and any Security Party.

16.10
Agent's memorandum account. The Agent shall maintain a memorandum account showing the amounts advanced by the Lenders and all other sums owing to the Agent, the Security Trustee and each Lender from the Borrowers and each Security Party under the Finance Documents and all payments in respect of those amounts made by the Borrowers and any Security Party.

16.11
Accounts prima facie evidence. If any accounts maintained under Clauses 16.9 and 16.10 show an amount to be owing by any Borrower or a Security Party to a Creditor Party, those accounts shall be prima facie evidence that that amount is owing to that Creditor Party.

17.	APPLICATION OF RECEIPTS

17.1
Normal order of application. Except as any Finance Document may otherwise provide, any sums which are received or recovered by any Creditor Party under or by virtue of any Finance Document shall be applied:

a.	FIRST: in or towards satisfaction of any amounts then due and payable under the Finance Documents and the Master Agreements in the following order and proportions:

i.
first, in or towards satisfaction pro rata of all amounts then due and payable to the Creditor Parties under the Finance Documents and the Swap Counterparties under any Master Agreement other than those amounts referred to at paragraphs (ii) and (iii) (including, but without limitation, all amounts payable by the Borrowers under Clauses 20, 21 and 22 of this Agreement or by any Borrower or any Security Party under any corresponding or similar provision in any other Finance Document or in any Master Agreement);

ii.
secondly, in or towards satisfaction pro rata of any and all amounts of interest or default interest payable to the Creditor Parties under the Finance Documents and the Master Agreements (and, for this purpose, the expression "interest" shall include any net amount which any Borrower shall have become liable to pay or deliver under section 2(e) (Obligations) of any Master Agreement but shall have failed to pay or deliver to the relevant Swap Counterparty at the time of application or distribution under this Clause 17); and

iii.
thirdly, in or towards satisfaction pro rata of the Loan and the Swap Exposure of each Swap Counterparty (in the case of the latter, calculated as at the actual Early Termination Date applying to each particular Designated Transaction, or if no such Early Termination Date shall have occurred, calculated as if an Early Termination Date occurred on the date of application or distribution hereunder);

61141596v5

Exhibit 4.47

b.
SECONDLY: in retention of an amount equal to any amount not then due and payable under any Finance Document or any Master Agreement but which the Agent, by notice to the Borrowers, the Security Parties and the other Creditor Parties, states in its opinion will or may become due and payable in the future and, upon those amounts becoming due and payable, in or towards satisfaction of them in accordance with the provisions of Clause 17.1(a); and

c.	THIRDLY: any surplus shall be paid to the Borrowers or to any other person appearing to be entitled to it.

17.2
Variation of order of application. The Agent may, with the authorisation of the Majority Lenders and the Swap Counterparties, by notice to the Borrowers, the Security Parties and the other Creditor Parties provide for a different manner of application from that set out in Clause 17.1 either as regards a specified sum or sums or as regards sums in a specified category or categories.

17.3
Notice of variation of order of application. The Agent may give notices under Clause 17.2 from time to time; and such a notice may be stated to apply not only to sums which may be received or recovered in the future, but also to any sum which has been received or recovered on or after the third Business Day before the date on which the notice is served.

17.4
Appropriation rights overridden. This Clause 17 and any notice which the Agent gives under Clause 17.2 shall override any right of appropriation possessed, and any appropriation made, by the Borrowers or any Security Party.

18.	APPLICATION OF EARNINGS

18.1
Payment of Earnings. Each Borrower undertakes with each Creditor Party to ensure that, throughout the Security Period (subject only to the provisions of the General Assignment), all the Earnings of each Ship are paid to the Earnings Account for that Ship.

18.2
Application of Earnings. Each Borrower undertakes with the Lenders to procure that money from time to time credited to, or for the time being standing to the credit of, an Earnings Account shall, unless and until an Event of Default shall have occurred and for so long as the same is continuing (whereupon the provisions of Clause 17.1 shall be and become applicable), be available to the Borrower.

18.3	Location of accounts. The Borrowers shall promptly:

a.	comply with any requirement of the Agent as to the location or re‑location of the Earnings Accounts (or any of them); and

b.
execute any documents which the Agent specifies to create or maintain in favour of the Security Trustee a Security Interest over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Accounts (or any of them).

18.4
Debits for expenses etc. The Agent shall be entitled (but not obliged) from time to time to debit any Earnings Account without prior notice in order to discharge any amount due and payable under Clause 20 or 21 to a Creditor Party or payment of which any Creditor Party has become entitled to demand under Clause 20 or 21.

18.5	Borrowers' obligations unaffected. The provisions of this Clause 18 do not affect:

a.	the liability of the Borrowers to make payments of principal and interest on the due dates; or

b.	any other liability or obligation of the Borrowers or any Security Party under any Finance Document.

19.	EVENTS OF DEFAULT

19.1	Events of Default. An Event of Default occurs if:

a.
any Borrower or any Security Party fails to pay when due any sum payable under a Finance Document or under any document relating to a Finance Document unless its failure to pay is caused by a Disruption Event and payment is made within 3 Business Days of its due date; or

61141596v5

Exhibit 4.47

b.	any breach occurs of Clause 9.2, 11.2, 11.3, 12, 13.2 or 15.2; or

c.
any breach occurs of clause 12 (Financial Covenants) of the Guarantee, and such default continues unremedied 15 days after written notice from the Agent to the Borrowers and the Guarantor requesting action to remedy the same; or

d.
any breach by any Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach covered by paragraphs (a) or (b)) which, in the opinion of the Majority Lenders, is capable of remedy, and such default continues remedied 10 days after written notice from the Agent requesting action to remedy the same; or

e.
(subject to any applicable grace period specified in the Finance Document) any breach by any Borrower or any Security Party occurs of any provision of a Finance Document (other than a breach falling within paragraphs (a), (b) or (c)); or

f.
any representation, warranty or statement made or repeated by, or by an officer of, a Borrower or a Security Party in a Finance Document or in a Drawdown Notice or any other notice or document relating to a Finance Document is untrue or misleading when it is made or repeated; or

g.
any of the following occurs in relation to any Financial Indebtedness of the Guarantor exceeding $10,000,000 in aggregate or, in the case of each Borrower, $500,000 (or in either case, the equivalent in any other currency):

i.	any Financial Indebtedness of that Relevant Person is not paid when due; or

ii.	any Financial Indebtedness of that Relevant Person becomes due and payable or capable of being declared due and payable prior to its stated maturity date as a consequence of any event of default; or

iii.
a lease, hire purchase agreement or charter creating any Financial Indebtedness of that Relevant Person is terminated by the lessor or owner or becomes capable of being terminated as a consequence of any termination event; or

iv.
any overdraft, loan, note issuance, acceptance credit, letter of credit, guarantee, foreign exchange or other facility, or any swap or other derivative contract or transaction, relating to any Financial Indebtedness of that Relevant Person ceases to be available or becomes capable of being terminated as a result of any event of default, or cash cover is required, or becomes capable of being required, in respect of such a facility as a result of any event of default; or

v.	any Security Interest securing any Financial Indebtedness of that Relevant Person becomes enforceable; or

h.	any of the following occurs in relation to a Relevant Person:

i.	a Relevant Person becomes unable to pay its debts as they fall due; or

ii.
any assets of a Relevant Person are subject to any form of execution, attachment, arrest, sequestration or distress in respect of a sum of, or sums aggregating, $10,000,000 in the case of the Guarantor and $500,000 in the case of each Borrower and any other Security Party or more or the equivalent in another currency; or

iii.	any administrative or other receiver is appointed over any asset of a Relevant Person; or

iv.	an administrator is appointed (whether by the court or otherwise) in respect of a Relevant Person; or

v.
any formal declaration of bankruptcy or any formal statement to the effect that a Relevant Person is insolvent or likely to become insolvent is made by a Relevant Person or by the directors of a Relevant Person or, in any proceedings, by a lawyer acting for a Relevant Person; or

vi.	a provisional liquidator is appointed in respect of a Relevant Person, a winding up order is made in relation to a Relevant Person or a winding up resolution is passed by a Relevant Person; or

61141596v5

Exhibit 4.47

vii.
a resolution is passed, an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by (a) a Relevant Person, (bb) the members or directors of a Relevant Person, (cc) a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person, or (did) a government minister or public or regulatory authority of a Pertinent Jurisdiction for or with a view to the winding up of that or another Relevant Person or the appointment of a provisional liquidator or administrator in respect of that or another Relevant Person, or that or another Relevant Person ceasing or suspending business operations or payments to creditors, save that this paragraph does not apply to a fully solvent winding up of a Relevant Person other than the Guarantor or a Borrower which is, or is to be, effected for the purposes of an amalgamation or reconstruction previously approved by the Majority Lenders and effected not later than 3 months after the commencement of the winding up; or

viii.
an administration notice is given or filed, an application or petition to a court is made or presented or any other step is taken by a creditor of a Relevant Person (other than a holder of Security Interests which together relate to all or substantially all of the assets of a Relevant Person) for the winding up of a Relevant Person or the appointment of a provisional liquidator or administrator in respect of a Relevant Person in any Pertinent Jurisdiction, unless the proposed winding up, appointment of a provisional liquidator or administration is being contested in good faith, on substantial grounds and not with a view to some other insolvency law procedure being implemented instead and either (a) the application or petition is dismissed or withdrawn within 30 days of being made or presented, or (bb) within 30 days of the administration notice being given or filed, or the other relevant steps being taken, other action is taken which will ensure that there will be no administration and (in both cases (a) or (bb)) the Relevant Person will continue to carry on business in the ordinary way and without being the subject of any actual, interim or pending insolvency law procedure; or

ix.
a Relevant Person or its directors take any steps (whether by making or presenting an application or petition to a court, or submitting or presenting a document setting out a proposal or proposed terms, or otherwise) with a view to obtaining, in relation to that or another Relevant Person, any form of moratorium, suspension or deferral of payments, reorganisation of debt (or certain debt) or arrangement with all or a substantial proportion (by number or value) of creditors or of any class of them or any such moratorium, suspension or deferral of payments, reorganisation or arrangement is effected by court order, by the filing of documents with a court, by means of a contract or in any other way at all; or

x.
any meeting of the members or directors, or of any committee of the board or senior management, of a Relevant Person is held or summoned for the purpose of considering a resolution or proposal to authorise or take any action of a type described in paragraphs (iv) to (ix) or a step preparatory to such action, or (with or without such a meeting) the members, directors or such a committee resolve or agree that such an action or step should be taken or should be taken if certain conditions materialise or fail to materialise; or

xi.
in a Pertinent Jurisdiction other than England, any event occurs, any proceedings are opened or commenced or any step is taken which, in the opinion of the Majority Lenders acting reasonably is similar to any of the foregoing.

i.	any Borrower or the Guarantor ceases or suspends carrying on its business or a part of its business which is material in the context of this Agreement; or

j.	it becomes unlawful in any Pertinent Jurisdiction or impossible:

i.	for any Borrower or any Security Party to discharge any liability under a Finance Document or to comply with any other obligation which the Majority Lenders consider material under a Finance Document;

ii.	for the Agent, the Security Trustee, the Lenders or the Swap Banks to exercise or enforce any right under, or to enforce any Security Interest created by, a Finance Document; or

61141596v5

Exhibit 4.47

k.
any consent necessary to enable any Borrower to own, operate or charter the Ship owned by it or to enable such Borrower or any other Security Party to comply with any provision which the Majority Lenders consider material of a Finance Document or the Shipbuilding Contract to which it is a party is not granted, expires without being renewed, is revoked or becomes liable to revocation or any condition of such a consent is not fulfilled; or

l.
any provision which the Majority Lenders consider material of a Finance Document proves to have been or becomes invalid or unenforceable, or a Security Interest created by a Finance Document proves to have been or becomes invalid or unenforceable or such a Security Interest proves to have ranked after, or loses its priority to, another Security Interest or any other third party claim or interest and which in each case such default continues unremedied 15 days after written notice from the Agent requesting action to remedy the same; or

m.	the security constituted by a Finance Document is in any way imperilled or in jeopardy; or

n.	an Event of Default (as defined in section 14 of a Master Agreement) occurs; or

o.
a Master Agreement is terminated, cancelled, suspended, rescinded or revoked or otherwise ceases to remain in full force and effect for any reason except with the consent of the Agent, acting with the authorisation of the Majority Lenders; or

p.
any of the Ships ceases to be employed by the relevant Approved Ship Manager or Approved Sub-Manager on terms acceptable to the Agent or any of the circumstances described in Clause 19.1(h) or (i) occurs (mutatis mutandis) in relation to an Approved Ship Manager or Approved Sub-Manager or an Approved Ship Manager or an Approved Sub-Manager breaches any provision of its Approved Ship Manager's Undertaking which the Agent considers material and the relevant Borrower fails within a period of 15 days of it becoming aware of the occurrence of such circumstance or breach or of the receipt of a written notification from the Agent requesting the relevant Borrower to remedy such circumstances or breach either to remedy such circumstances or breach or to substitute the relevant Approved Ship Manager or Approved Sub-Manager with another Approved Ship Manager or an Approved Sub-Manager which executes and delivers to the Security Trustee a replacement Approved Ship Manager's Undertaking; or

q.	an event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect; or

r.
any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced in relation to any of the Finance Documents or the transactions contemplated in any of the Finance Documents or against any Borrower or the Guarantor or its assets which has or is reasonably likely to have a Material Adverse Effect; or

s.
any Borrower (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document; or

t.	the Guarantor is delisted from the New York Stock Exchange.

19.2	Actions following an Event of Default. On, or at any time after, the occurrence of an Event of Default which is continuing:

a.	the Agent may, and if so instructed by the Majority Lenders, the Agent shall:

i.	serve on the Borrowers a notice stating that all or part of the Commitments and of the other obligations of each Lender to the Borrowers under this Agreement are cancelled; and/or

ii.
serve on the Borrowers a notice stating that all or part of the Loan together with accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; and/or

iii.
take any other action which, as a result of the Event of Default or any notice served under paragraph (i) or (ii), the Agent and/or the Lenders are entitled to take under any Finance Document or any applicable law; and/or

61141596v5

Exhibit 4.47

b.
the Security Trustee may, and if so instructed by the Agent, acting with the authorisation of the Majority Lenders, the Security Trustee shall take any action which, as a result of the Event of Default or any notice served under paragraph (a) (i) or (ii), the Security Trustee, the Agent and/or the Lenders and/or the Swap Counterparties are entitled to take under any Finance Document or any applicable law.

19.3	Termination of Commitments. On the service of a notice under Clause 19.2(a)(i), the Commitments and all other obligations of each Lender to the Borrowers under this Agreement shall be cancelled.

19.4
Acceleration of Loan. On the service of a notice under Clause 19.2(a)(i), all or, as the case may be, the part of the Loan specified in the notice together with accrued interest and all other amounts accrued or owing from the Borrowers or any Security Party under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand.

19.5
Multiple notices; action without notice. The Agent may serve notices under Clauses 19.2(a)(i) and (ii) simultaneously or on different dates and it and/or the Security Trustee may take any action referred to in Clause 19.2 if no such notice is served or simultaneously with or at any time after the service of both or either of such notices.

19.6
Notification of Creditor Parties and Security Parties. The Agent shall send to each Lender, each Swap Counterparty, the Security Trustee and each Security Party a copy or the text of any notice which the Agent serves on the Borrowers under Clause 19.2; but the notice shall become effective when it is served on the Borrowers, and no failure or delay by the Agent to send a copy or the text of the notice to any other person shall invalidate the notice or provide any Borrower or any Security Party with any form of claim or defence.

19.7
Creditor Party rights unimpaired. Nothing in this Clause shall be taken to impair or restrict the exercise of any right given to individual Lenders or Swap Counterparties under a Finance Document, a Master Agreement or the general law; and, in particular, this Clause is without prejudice to Clause 3.1.

19.8	Exclusion of Creditor Party liability. No Creditor Party, and no receiver or manager appointed by the Security Trustee, shall have any liability to a Borrower or a Security Party:

a.
for any loss caused by an exercise of rights under, or enforcement of a Security Interest created by, a Finance Document or by any failure or delay to exercise such a right or to enforce such a Security Interest; or

b.
as mortgagee in possession or otherwise, for any income or principal amount which might have been produced by or realised from any asset comprised in such a Security Interest or for any reduction (however caused) in the value of such an asset, except that this does not exempt a Creditor Party or a receiver or manager from liability for losses shown to have been directly and mainly caused by the dishonesty or the wilful misconduct of such Creditor Party's own officers and employees or ( as the case may be) such receiver's or manager's own partners or employees.

19.9	Relevant Persons. In this Clause 19, a "Relevant Person" means the Borrowers and any Security Party.

19.10
Interpretation. In Clause 19.1(g) references to an event of default or a termination event include any event, howsoever described, which is similar to an event of default in a facility agreement or a termination event in a finance lease; and in Clause 19.1(h) "petition" includes an application.

19.11
Position of Swap Counterparties. Neither the Agent nor the Security Trustee shall be obliged, in connection with any action taken or proposed to be taken under or pursuant to the foregoing provisions of this Clause 19, to have any regard to the requirements of a Swap Counterparty except to the extent that such Swap Counterparty is also a Lender.

20.	FEES AND EXPENSES

20.1	Arrangement, commitment fees. The Borrowers shall pay to the Agent:

a.	on or prior to the date of this Agreement, an arrangement fee in an amount referred to in the Fee Letter; and

61141596v5

Exhibit 4.47

b.
quarterly in arrears during the period from (and including) the date of this Agreement to the earlier of (i) the second Drawdown Date and (ii) the end of the Availability Period and on the last day of that period, for the account of the Lenders, a commitment fee at the rate of 35 per cent. per annum on the amount of the Margin on the Total Commitments less the amount of the Loan, for distribution among the Lenders pro rata to their Commitments.

20.2
Costs of negotiation, preparation etc. The Borrowers shall pay to the Agent on its demand the amount of all expenses incurred by the Agent or the Security Trustee in connection with the negotiation, preparation, execution or registration of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document.

20.3
Costs of variations, amendments, enforcement etc. The Borrowers shall pay to the Agent, on the Agent's demand, for the account of the Creditor Party concerned, the amount of all expenses incurred by a Creditor Party in connection with:

a.	any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made;

b.	any consent or waiver by the Lenders, the Swap Banks, the Majority Lenders or the Creditor Party concerned under or in connection with a Finance Document, or any request for such a consent or waiver;

c.	the valuation of any security provided or offered under Clause 15 or any other matter relating to such security; or

d.
any step taken by the Lender or the Swap Bank concerned with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.

There shall be recoverable under paragraph (d) the full amount of all legal expenses, whether or not such as would be allowed under rules of court or any taxation or other procedure carried out under such rules.

20.4
Documentary taxes. The Borrowers shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on the Agent's demand, fully indemnify each Creditor Party against any claims, expenses, liabilities and losses resulting from any failure or delay by the Borrowers to pay such a tax.

20.5
Financial Services Authority fees. The Borrowers shall pay to the Agent, on the Agent's demand, for the account of the Lender concerned the amounts which the Agent from time to time notifies the Borrowers that a Lender has notified the Agent to be necessary to compensate it for the cost attributable to its Contribution resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 and/or by the Bank of England and/or by the Financial Services Authority (or other United Kingdom governmental authorities or agencies) of a requirement to pay fees to the Financial Services Authority calculated by reference to liabilities used to fund its Contribution.

20.6
Certification of amounts. A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 20 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21.	INDEMNITIES

21.1
Indemnities regarding borrowing and repayment of Loan. The Borrowers shall fully indemnify the Agent and each Lender on the Agent's demand and the Security Trustee on its demand in respect of all claims, expenses, liabilities and losses which are made or brought against or incurred by that Creditor Party, or which that Creditor Party reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

a.	a Tranche not being borrowed on the date specified in the Drawdown Notice relating to such Tranche for any reason other than a default by the Lender claiming the indemnity;

61141596v5

Exhibit 4.47

b.	the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

c.
any failure (for whatever reason) by the Borrowers to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by the Borrowers on the amount concerned under Clause 7);

d.	the occurrence of an Event of Default or a Latent Event of Default and/or the acceleration of repayment of the Loan under Clause 19;
and in respect of any tax (other than any FATCA Deduction or a tax on its overall net income) for which a Creditor Party is liable in connection with any amount paid or payable to that Creditor Party (whether for its own account or otherwise) under any Finance Document.

21.2	Breakage costs. Without limiting its generality, Clause 21.1 covers any claim, expense, liability or loss, including a loss of a prospective profit, incurred by a Lender:

a.
in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of its Contribution and/or any overdue amount (or an aggregate amount which includes its Contribution or any overdue amount); and

b.
in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of the Lender concerned) to hedge any exposure arising under this Agreement or that part which the Lender concerned determines is fairly attributable to this Agreement of the amount of the liabilities, expenses or losses (including losses of prospective profits) incurred by it in terminating, or otherwise in connection with, a number of transactions of which this Agreement is one.

21.3
Miscellaneous indemnities. The Borrowers shall fully indemnify each Creditor Party severally on their respective demands in respect of all claims, expenses, liabilities and losses which may be made or brought against or incurred by a Creditor Party, in any country, as a result of or in connection with:

a.
any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by the Agent, the Security Trustee or any other Creditor Party or by any receiver appointed under a Finance Document; or

b.	any other Pertinent Matter,
other than claims, expenses, liabilities and losses which are shown to have been directly and mainly caused by the dishonesty or wilful misconduct of the officers or employees of the Creditor Party concerned.
Without prejudice to its generality, this Clause 21.3 covers any claims, expenses, liabilities and losses which arise, or are asserted, under or in connection with any law relating to safety at sea, the ISM Code, the ISPS Code, any Environmental Law.

21.4
Currency indemnity. If any sum due from any Borrower or any Security Party to a Creditor Party under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the "Contractual Currency") into another currency (the "Payment Currency") for the purpose of:

a.	making or lodging any claim or proof against any Borrower or any Security Party, whether in its liquidation, any arrangement involving it or otherwise; or

b.	obtaining an order or judgment from any court or other tribunal; or

c.	enforcing any such order or judgment,

61141596v5

Exhibit 4.47

the Borrowers shall indemnify the Creditor Party concerned against the loss arising when the amount of the payment actually received by that Creditor Party is converted at the available rate of exchange into the Contractual Currency.
In this Clause 21.4, the "available rate of exchange" means the rate at which the Creditor Party concerned is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.
This Clause 21.4 creates a separate liability of the Borrowers which is distinct from its other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

21.5
Mandatory Cost. Each Borrower shall, on demand by the Agent, pay to the Agent for the account of the relevant Lender, such amount which any Lender certifies in a notice to the Agent to be its good faith determination of the amount necessary to compensate it for complying with:

a.
in the case of a Lender lending from a Facility Office in a Participating Member State, the minimum reserve requirements (or other requirements having the same or similar purpose) of the European Central Bank or any other authority or agency which replaces all or any of its functions in respect of loans made from that Facility Office; and

b.
in the case of any Lender lending from a Facility Office in the United Kingdom, any reserve asset, special deposit or liquidity requirements (or other requirements having the same or similar purpose) of the Bank of England (or any other governmental authority or agency) and/or paying any fees to the Financial Conduct Authority and/or the Prudential Regulation Authority (or any other governmental authority or agency which replaces all or any of their functions), which, in each case, is referable to that Lender's participation in the Loan.

21.6
Application to Master Agreements. For the avoidance of doubt, Clause 21.4 does not apply in respect of sums due from any Borrower to a Swap Counterparty under or in connection with a Master Agreement as to which sums the provisions of section 8 (Contractual Currency) of that Master Agreement shall apply.

21.7
Certification of amounts. A notice which is signed by 2 officers of a Creditor Party, which states that a specified amount, or aggregate amount, is due to that Creditor Party under this Clause 21 and which indicates (without necessarily specifying a detailed breakdown) the matters in respect of which the amount, or aggregate amount, is due shall be prima facie evidence that the amount, or aggregate amount, is due.

21.8
Sums deemed due to a Lender. For the purposes of this Clause 21, a sum payable by the Borrowers to the Agent or the Security Trustee for distribution to a Lender shall be treated as a sum due to that Lender.

22.	NO SET-OFF OR TAX DEDUCTION

22.1	No deductions. All amounts due from the Borrowers or any Security Party under a Finance Document or any the Master Agreement shall be paid:

a.	without any form of set‑off, cross-claim or condition; and

b.	free and clear of any tax deduction except a tax deduction which any Borrower or such Security Party is required by law to make.

22.2
Grossing-up for taxes. If any Borrower or any Security Party is required by law to make a tax deduction from any payment under a Finance Document or the Master Agreement (other than a FATCA Deduction):

a.	such Borrower or such Security Party (as the case may be) shall notify the Agent as soon as it becomes aware of the requirement;

b.	such Borrower or such Security Party (as the case may be) shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises; and

61141596v5

Exhibit 4.47

c.
the amount due in respect of the payment shall be increased by the amount necessary to ensure that each Creditor Party receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.

22.3
Evidence of payment of taxes. Within 1 month after making any tax deduction, the Borrowers shall deliver to the Agent documentary evidence satisfactory to the Agent that the tax had been paid to the appropriate taxation authority.

22.4
Exclusion of tax on overall net income. In this Clause 22 "tax deduction" means any deduction or withholding for or on account of any present or future tax except tax on a Creditor Party's overall net income.

22.5
FATCA Deduction. Each party to this Agreement may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no party to this Agreement shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. Each party to this Agreement shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the party to this Agreement to whom it is making the payment and, in addition, shall notify the Borrowers, the Agent and the other Creditor Parties.

22.6
Stamp taxes. The Borrowers shall pay and, within 3 Business Days of demand, indemnify each Creditor Party against any cost, loss or liability which that Creditor Party incurs in relation to all stamp duty, registration and other similar taxes payable in respect of any Finance Document or any Master Agreement.

22.7
Application to Master Agreements. For the avoidance of doubt, Clause 22 does not apply in respect of sums due from a Borrower to a Swap Counterparty under or in connection with a Master Agreement as to which sums the provisions of section 2(d) (Deduction or Withholding for Tax) of that Master Agreement shall apply.

22.8	FATCA Information

a.	Subject to paragraph (c) below, each Party shall, within 10 Business Days of a reasonable request by another Party:

i.	confirm to that other Party whether it is:

1.	a FATCA Exempt Party; or

2.	not a FATCA Exempt Party; and

ii.
supply to that other Party such forms, documentation and other information relating to its status under FATCA (including its applicable "passthru payment percentage" or other information required under the US Treasury Regulations or other official guidance including intergovernmental agreements) as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA.

b.
If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

c.	Paragraph (a) above shall not oblige any Creditor Party to do anything which would or might in its reasonable opinion constitute a breach of:

i.	any law or regulation;

ii.	any fiduciary duty; or

iii.	any duty of confidentiality.

61141596v5

Exhibit 4.47

d.
If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then:

i.	if that Party failed to confirm whether it is (and/or remains) a FATCA Exempt Party then such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party; and

ii.
if that Party failed to confirm its applicable "passthru payment percentage" then such Party shall be treated for the purposes of the Finance Documents (and payments made thereunder) as if its applicable "passthru payment percentage" is 100%, until (in each case) such time as the Party in question provides the requested confirmation, forms, documentation or other information.

23.	ILLEGALITY, ETC

23.1	Illegality. This Clause 23 applies if a Lender (the "Notifying Lender") notifies the Agent that it has become, or will with effect from a specified date, become:

a.	unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

b.	contrary to, or inconsistent with, any regulation,
for the Notifying Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

23.2
Notification of illegality. The Agent shall promptly notify the Borrowers, the Security Parties, the Security Trustee and the other Lenders of the notice under Clause 23.1 which the Agent receives from the Notifying Lender.

23.3
Prepayment; termination of Commitment. On the Agent notifying the Borrowers under Clause 23.2, the Notifying Lender's Commitment shall terminate; and thereupon or, if later, on the date specified in the Notifying Lender's notice under Clause 23.1 as the date on which the notified event would become effective the Borrowers shall prepay the Notifying Lender's Contribution in accordance with Clause 8.

23.4
Mitigation. If circumstances arise which would result in a notification under Clause 23.1 then, without in any way limiting the rights of the Notifying Lender under Clause 23.3, the Notifying Lender shall use reasonable endeavours to transfer its obligations, liabilities and rights under this Agreement and the Finance Documents to another office or financial institution not affected by the circumstances but the Notifying Lender shall not be under any obligation to take any such action if, in its opinion, to do would or might:

a.	have an adverse effect on its business, operations or financial condition; or

b.	involve it in any activity which is unlawful or prohibited or any activity that is contrary to, or inconsistent with, any regulation; or

c.	involve it in any expense (unless indemnified to its satisfaction) or tax disadvantage.

24.	INCREASED COSTS

24.1	Increased costs. This Clause 24 applies if a Lender (the "Notifying Lender") notifies the Agent that the Notifying Lender considers that as a result of:

a.
the introduction or alteration after the date of this Agreement of a law or an alteration after the date of this Agreement in the manner in which a law is interpreted or applied (disregarding any effect which relates to the application to payments under this Agreement of a tax on the Notifying Lender's overall net income); or

61141596v5

Exhibit 4.47

b.
the effect of complying with any law or regulation (including any which relates to capital adequacy or liquidity controls or which affects the manner in which the Notifying Lender allocates capital resources to its obligations under this Agreement) which is introduced, or altered, or the interpretation or application of which is altered, after the date of this Agreement; or

c.
the implementation or application of or compliance with IFRS9 or any other changes in relevant reporting standards, Basel III or CRD IV or any law or regulation that implements or applies IFRS9, Basel III, CRR or CRD IV, the Notifying Lender (or a parent company of it) has incurred or will incur an "increased cost".

24.2	Meaning of "increased costs", "Basel III", "CRD IV", "CRR" and "IFRS 9". In this Clause 24:

i.	"Basel III" means:

1.
the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

2.
the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

3.	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III";

a.	"CRD IV" means:

1.
Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012;

2.
Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC; and

3.	any other law or regulation which implements Basel III;

b.	"CRR" means Regulation (EU) No 575/2013 of the European Union on prudential requirements for credit institutions and investment firms;

c.	"IFRS 9" means the International Financial Reporting Standard (IFRS) by the International Accounting Standards Board designated "IFRS 9" and replacing "IAS 39"; and

d.	"increased costs" means, in relation to a Notifying Lender:

i.
an additional or increased cost incurred as a result of, or in connection with, the Notifying Lender having entered into, or being a party to, this Agreement or having taken an assignment of rights under this Agreement, of funding or maintaining its Commitment or Contribution or performing its obligations under this Agreement, or of having outstanding all or any part of its Contribution or other unpaid sums;

61141596v5

Exhibit 4.47

ii.	a reduction in the amount of any payment to the Notifying Lender under this Agreement or in the effective return which such a payment represents to the Notifying Lender or on its capital;

iii.
an additional or increased cost of funding all or maintaining all or any of the advances comprised in a class of advances formed by or including the Notifying Lender's Contribution or (as the case may require) the proportion of that cost attributable to the Contribution; or

iv.
a liability to make a payment, or a return foregone, which is calculated by reference to any amounts received or receivable by the Notifying Lender after providing evidence of its method of calculation to quantify such increased costs under this Agreement, but not an item attributable to a FATCA Deduction required to be made by a Party.
For the purposes of this Clause 24.2 the Notifying Lender may in good faith allocate or spread costs and/or losses among its assets and liabilities (or any class of its assets and liabilities) on such basis as it considers appropriate.

24.3
Notification to Borrowers of claim for increased costs. The Agent shall promptly notify the Borrowers and the Security Parties of the notice which the Agent received from the Notifying Lender under Clause 24.1.

24.4
Payment of increased costs. The Borrowers shall pay to the Agent, on the Agent's demand, for the account of the Notifying Lender the amounts which the Agent from time to time notifies the Borrowers that the Notifying Lender has specified to be necessary to compensate the Notifying Lender for the increased cost.

24.5
Notice of prepayment. If a Borrower is not willing to continue to compensate the Notifying Lender for the increased cost under Clause 24.4, that Borrower may give the Agent not less than 14 days' notice of its intention to prepay the Notifying Lender's Contribution at the end of an Interest Period.

24.6	Prepayment; termination of Commitment. A notice under Clause 24.5 shall be irrevocable; the Agent shall promptly notify the Notifying Lender of the Borrowers' notice of intended prepayment; and:

a.	on the date on which the Agent serves that notice, the Commitment of the Notifying Lender shall be cancelled; and

b.
on the date specified in its notice of intended prepayment, the Borrowers shall prepay (without premium or penalty) the Notifying Lender's Contribution, together with accrued interest thereon at the applicable rate plus the Margin.

24.7	Application of prepayment. Clause 8 shall apply in relation to the prepayment.

25.	SET‑OFF

25.1	Application of credit balances. Each Creditor Party may without prior notice:

a.
apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of that Borrower at any office in any country of that Creditor Party in or towards satisfaction of any sum then due from that Borrower to that Creditor Party under any of the Finance Documents; and

b.	for that purpose:

i.	break, or alter the maturity of, all or any part of a deposit of that Borrower;

ii.	convert or translate all or any part of a deposit or other credit balance into Dollars; and

iii.	enter into any other transaction or make any entry with regard to the credit balance which the Creditor Party concerned considers appropriate.

25.2
Existing rights unaffected. No Creditor Party shall be obliged to exercise any of its rights under Clause 25.1; and those rights shall be without prejudice and in addition to any right of set‑off, combination of accounts,

61141596v5

Exhibit 4.47

charge, lien or other right or remedy to which a Creditor Party is entitled (whether under the general law or any document).

25.3
Sums deemed due to a Lender. For the purposes of this Clause 25, a sum payable by that Borrower to the Agent or the Security Trustee for distribution to, or for the account of, a Lender shall be treated as a sum due to that Lender; and each Lender's proportion of a sum so payable for distribution to, or for the account of, the Lenders shall be treated as a sum due to such Lender.

25.4
No Security Interest. This Clause 25 gives the Creditor Parties a contractual right of set-off only, and does not create any equitable charge or other Security Interest over any credit balance of that Borrower.

26.	TRANSFERS AND CHANGES IN LENDING OFFICES

26.1
Transfer by Borrower. No Borrower may, without the prior written consent of the Agent, given on the instructions of all the Lenders transfer any of its rights, liabilities or obligations under any Finance Document.

26.2	Transfer by a Lender. Subject to Clause 26.5 a Lender (the "Transferor Lender") may at any time, with:

a.
the consent of the Borrowers (such consent not to be unreasonably withheld or delayed and such consent deemed to be given if the Borrowers do not expressly refuse their consent within 5 Business Days of a request by a Lender); and

b.	the prior approval of the Agent,
cause:

i.	its rights in respect of all or part of its Contribution; or

ii.	its obligations in respect of all or part of its Commitment; or

iii.	a combination of (i) and (ii),
to be (in the case of its rights) transferred to, or (in the case of its obligations) assumed by, another bank or financial institution or trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets and which is FATCA compliant (a "Transferee Lender") or the securitisation or similar transaction of that Transferor Lender's Contribution of Commitment by delivering to the Agent a completed certificate in the form set out in Schedule 5 with any modifications approved or required by the Agent (a "Transfer Certificate") executed by the Transferor Lender and the Transferee Lender,
Provided that the consent of the Borrowers shall not be required where:

iv.
the Transferee Lender (A) a bank or financial institution, (B) is an existing Lender or an Affiliate of an existing Lender, (C) a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets, which is advised by, or the assets of which are managed by the NIBC Bank N.V. or, (D) a bank or financial institution which has, at any time previously, been a lender under this Agreement; or

v.	an Event of Default has occurred and is continuing; or

vi.
the transfer is related to a securitisation or similar transaction in respect of the relevant Transferor Lender's Contribution or Commitment (in which case, no prior notice to any Borrower or any Security Party is required).

However any rights and obligations of the Transferor Lender in its capacity as Agent or Security Trustee will have to be dealt with separately in accordance with the Agency and Trust Deed.

26.3
Transfer Certificate, delivery and notification. As soon as reasonably practicable after a Transfer Certificate is delivered to the Agent, it shall (unless it has reason to believe that the Transfer Certificate may be defective):

61141596v5

Exhibit 4.47

a.	sign the Transfer Certificate on behalf of itself, the Borrowers, the Security Parties, the Security Trustee, each of the other Lenders and each of the Swap Banks;

b.	on behalf of the Transferee Lender, send to each Borrower and each Security Party letters or faxes notifying them of the Transfer Certificate and attaching a copy of it;

c.	send to the Transferee Lender copies of the letters or faxes sent under paragraph (b), but the Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Transferor Lender and the Transferee Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations to the transfer to that Transferee Lender.

26.4
Effective Date of Transfer Certificate. A Transfer Certificate becomes effective on the date, if any, specified in the Transfer Certificate as its effective date Provided that it is signed by the Agent under Clause 26.3 on or before that date.

26.5
No transfer without Transfer Certificate. Except as provided in Clause 26.17, no assignment or transfer of any right or obligation of a Lender under any Finance Document is binding on, or effective in relation to, each Borrower, any Security Party, the Agent or the Security Trustee unless it is effected, evidenced or perfected by a Transfer Certificate.

26.6
Lender re-organisation; waiver of Transfer Certificate. However, if a Lender enters into any merger, de-merger or other reorganisation as a result of which all its rights or obligations vest in a successor, the Agent may, if it sees fit, by notice to the successor and the Borrowers and the Security Trustee waive the need for the execution and delivery of a Transfer Certificate; and, upon service of the Agent's notice, the successor shall become a Lender with the same Commitment and Contribution as were held by the predecessor Lender.

26.7	Effect of Transfer Certificate. A Transfer Certificate takes effect in accordance with English law as follows:

a.
to the extent specified in the Transfer Certificate, all rights and interests (present, future or contingent) which the Transferor Lender has under or by virtue of the Finance Documents are assigned to the Transferee Lender absolutely, free of any defects in the Transferor Lender's title and of any rights or equities which any Borrower or any Security Party had against the Transferor Lender;

b.	the Transferor Lender's Commitment is discharged to the extent specified in the Transfer Certificate;

c.	the Transferee Lender becomes a Lender with the Contribution previously held by the Transferor Lender and a Commitment of an amount specified in the Transfer Certificate;

d.
the Transferee Lender becomes bound by all the provisions of the Finance Documents which are applicable to the Lenders generally, including those about pro‑rata sharing and the exclusion of liability on the part of, and the indemnification of, the Agent and the Security Trustee and, to the extent that the Transferee Lender becomes bound by those provisions (other than those relating to exclusion of liability), the Transferor Lender ceases to be bound by them;

e.
any part of the Loan which the Transferee Lender advances after the Transfer Certificate's effective date ranks in point of priority and security in the same way as it would have ranked had it been advanced by the transferor, assuming that any defects in the transferor's title and any rights or equities of any Borrower or any Security Party against the Transferor Lender had not existed;

f.
the Transferee Lender becomes entitled to all the rights under the Finance Documents which are applicable to the Lenders generally, including but not limited to those relating to the Majority Lenders and those under Clause 5.7 and Clause 20, and to the extent that the Transferee Lender becomes entitled to such rights, the Transferor Lender ceases to be entitled to them; and

g.
in respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document or any misrepresentation made in or in connection with a Finance Document, the Transferee Lender shall be

61141596v5

Exhibit 4.47

entitled to recover damages by reference to the loss incurred by it as a result of the breach or misrepresentation, irrespective of whether the original Lender would have incurred a loss of that kind or amount.
The rights and equities of any Borrower or any Security Party referred to above include, but are not limited to, any right of set off and any other kind of cross‑claim.

26.8
Maintenance of register of Lenders. During the Security Period the Agent shall maintain a register in which it shall record the name, Commitment, Contribution and administrative details (including the lending office) from time to time of each Lender holding a Transfer Certificate and the effective date (in accordance with Clause 26.4) of the Transfer Certificate; and the Agent shall make the register available for inspection by any Lender, the Security Trustee and any Borrower during normal banking hours, subject to receiving at least 3 Business Days' prior notice.

26.9
Reliance on register of Lenders. The entries on that register shall, in the absence of manifest error, be conclusive in determining the identities of the Lenders and the amounts of their Commitments and Contributions and the effective dates of Transfer Certificates and may be relied upon by the Agent and the other parties to the Finance Documents for all purposes relating to the Finance Documents.

26.9	Authorisation of Agent to sign Transfer Certificates. Each Borrower, the Security Trustee, each Lender and each Swap Bank irrevocably authorises the Agent to sign Transfer Certificates on its behalf.

26.10
Registration fee. In respect of any Transfer Certificate, the Agent shall be entitled to recover a registration fee of $5,000 from the Transferor Lender or (at the Agent's option) the Transferee Lender.

26.11
Sub-participation; subrogation assignment. A Lender may sub‑participate all or any part of its rights and/or obligations under or in connection with the Finance Documents without the consent of, or any notice to, any Borrower, any Security Party, the Agent or the Security Trustee; and the Lenders may assign, in any manner and terms agreed by the Majority Lenders, the Agent and the Security Trustee, all or any part of those rights to an insurer or surety who has become subrogated to them.

26.12	Disclosure of Confidential Information. Any Creditor Party may disclose:

a.
with the prior written consent of the Borrowers, to any of their respective Affiliates and any of their respective officers, directors, employees, professional advisers, auditors, partners and representatives such Confidential Information as that Creditor Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

b.	to any person:

i.
to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person's Affiliates, representatives and professional advisers;

ii.
with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more of the Borrowers and/or one or more of the Security Parties and to any of that person's Affiliates, representatives and professional advisers;

iii.
appointed by any Creditor Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;

61141596v5

Exhibit 4.47

iv.
who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above including any Rating Agency and or its or their professional advisers;

v.
to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

vi.	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;

vii.	to whom or for whose benefit that Creditor Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 26.17 and to any rating agency in relation to any such securitisation;

viii.	who is a party; or

ix.	as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document, in each case, such Confidential Information as that Creditor Party shall consider appropriate if:

1.
in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

2.
in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

3.
in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Creditor Party, it is not practicable so to do in the circumstances; and

c.
with the prior written consent of the Borrowers, to any person appointed by that Creditor Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the Loan Market Association Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrowers and the relevant Creditor Party.

26.13	Change of lending office. A Lender may change its lending office by giving notice to the Agent and the change shall become effective on the later of:

a.	the date on which the Agent receives the notice; and

b.	the date, if any, specified in the notice as the date on which the change will come into effect.

26.14
Notification. On receiving such a notice, the Agent shall notify the Borrowers and the Security Trustee; and, until the Agent receives such a notice, it shall be entitled to assume that a Lender is acting through the lending office of which the Agent last had notice.

61141596v5

Exhibit 4.47

26.15
Replacement of Reference Bank. If any Reference Bank ceases to be a Lender or is unable on a continuing basis to supply quotations for the purposes of Clause 5 then, unless the Borrowers, the Agent and the Majority Lenders otherwise agree, the Agent, acting on the instructions of the Majority Lenders, and after consulting the Borrowers, shall appoint another bank (whether or not a Lender) to be a replacement Reference Bank; and, when that appointment comes into effect, the first‑mentioned Reference Bank's appointment shall cease to be effective.

26.16
Security over Lenders' rights. In addition to the other rights provided to Lenders under this Clause 26, each Lender may without consulting with or obtaining consent from each Borrower or any Security Party, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

a.	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

b.
in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities;

except that no such charge, assignment or Security Interest shall:

i.
release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

ii.
require any payments to be made by each Borrower or any Security Party or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

27.	VARIATIONS AND WAIVERS

27.1
Variations, waivers etc. by Majority Lenders. Subject to Clause 27.2, a document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or any Creditor Party's rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax, by the Borrowers, by the Agent on behalf of the Majority Lenders, by the Agent and the Security Trustee in their own rights, and, if the document relates to a Finance Document to which a Security Party is party, by that Security Party.

27.2
Variations, waivers etc. requiring agreement of all Lenders. However, as regards the following, Clause 27.1 applies as if the words "by the Agent on behalf of the Majority Lenders" were replaced by the words "by or on behalf of every Lender and every Swap Bank":

a.	a change to any Security Party, other than in accordance with the terms of the Finance Documents;

b.	a reduction in the Margin;

c.	a postponement to the date for, or a reduction in the amount of, any payment of principal, interest, fees or other sum payable under this Agreement;

d.	an increase in any Lender's Commitment;

e.	a change to the definition of "Sanctions" or "Majority Lenders";

f.	a change to Clause 3 or this Clause 27;

g.	a change to clause 12 of the Guarantee;

61141596v5

Exhibit 4.47

h.	any release of, or material variation to, a Security Interest, guarantee, indemnity or subordination arrangement set out in a Finance Document;

i.	an extension of the Availability Period; and

j.	any other change or matter as regards which this Agreement or another Finance Document expressly provides that each Lender's consent is required.

27.3
Exclusion of other or implied variations. Except for a document which satisfies the requirements of Clauses 27.1 and 27.2, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of the Creditor Parties or any of them (or any person acting on behalf of any of them) shall result in the Creditor Parties or any of them (or any person acting on behalf of any of them) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

a.	a provision of this Agreement or another Finance Document; or

b.	an Event of Default; or

c.	a breach by any Borrower or a Security Party of an obligation under a Finance Document or the general law; or

d.	any right or remedy conferred by any Finance Document or by the general law, and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

27.4	Exceptions.

a.
If the Agent or a Lender reasonably believes that an amendment or waiver may constitute a "material modification" for the purposes of FATCA that may result (directly or indirectly) in a Party being required to make a FATCA Deduction and the Agent or that Lender (as the case may be) notifies the Borrowers and the Agent accordingly, that amendment or waiver may not be effected without the consent of the Agent or that Lender (as the case may be).

b.	The consent of a Lender shall not be required pursuant to paragraph (a) above if that Lender is a FATCA Protected Lender.

28.	NOTICES

28.1
General. Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by letter, electronic mail ("Email") or fax and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

28.2	Addresses for communications. A notice by letter or fax shall be sent:

(a)	to the Borrowers: c/o Scorpio Bulkers Inc
Le Millenium, 9 Boulevard Charles III,
98000 Monaco
Attn: Legal Department
Fax No:     + 3 77 97 77 83 46
Email: legal@scorpiogroup.net

(b)	to a Lender: At the address below its name in Schedule 1 or (as the case may require) in the relevant Transfer Certificate.

61141596v5

Exhibit 4.47

(c)	to a Swap Bank At the address below its name in Schedule 2.

(d)	to the Agent: in respect of administrative matters:
NIBC Bank N.V.
Carnegieplein 4
2517 KJ The Hague
The Netherlands

Attention: Monique van Verseveld
Email: monique.van.verseveld@nibc.com
Fax: +31 (0)70 342 95 43
in respect of credit matters:
NIBC Bank N.V.
Carnegieplein 4
2517 KJ The Hague
The Netherlands

Attention: Michael de Visser / Pieter Jongen
Email: michael.de.visser@nibc.com /
pieter.jongen@nibc.com
Fax: +31 (0)70 342 55 77

(e)	to the Security Trustee: in respect of administrative matters:

NIBC Bank N.V.
Carnegieplein 4
2517 KJ The Hague
The Netherlands

Attention: Monique van Verseveld
Email: monique.van.verseveld@nibc.com
Fax: +31 (0)70 342 95 43

in respect of credit matters:
NIBC Bank N.V.
Carnegieplein 4
2517 KJ The Hague
The Netherlands

Attention: Michael de Visser / Pieter Jongen
Email: michael.de.visser@nibc.com /
pieter.jongen@nibc.com
Fax: +31 (0)70 342 55 77
or to such other address as the relevant party may notify the Agent or, if the relevant party is the Agent or the Security Trustee, the Borrowers, the Lenders, the Swap Banks and the Security Parties.

28.3	Effective date of notices. Subject to Clauses 28.4 and 28.5:

a.	a notice which is delivered personally or posted shall be deemed to be served, and shall take effect, at the time when it is delivered;

61141596v5

Exhibit 4.47

b.	a notice which is sent by Email shall be deemed to be served, and shall take effect, at the time when it is actually received in readable form; and

c.	a notice which is sent by fax shall be deemed to be served, and shall take effect, 2 hours after its transmission is completed.

28.4	Service outside business hours. However, if under Clause 28.3 a notice would be deemed to be served:

a.	on a day which is not a business day in the place of receipt; or

b.	on such a business day, but after 5 p.m. local time,
the notice shall (subject to Clause 28.5) be deemed to be served, and shall take effect, at 9 a.m. on the next day which is such a business day.

28.5
Illegible notices. Clauses 28.3 and 28.4 do not apply if the recipient of a notice notifies the sender within 1 hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

28.6
Valid notices. A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

a.	the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

b.	in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

28.7
Electronic communication between the Agent and a Lender or a Swap Bank. Any communication to be made between the Agent and a Lender or a Swap Bank under or in connection with the Finance Documents may be made by Email or other electronic means, if the Agent and the relevant Lender or Swap Bank:

a.	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

b.	notify each other in writing of their Email address and/or any other information required to enable the sending and receipt of information by that means; and

c.	notify each other of any change to their respective Email addresses or any other such information supplied to them.
Any electronic communication made between the Agent and a Lender or a Swap Bank will be effective only when actually received in readable form and, in the case of any electronic communication made by a Lender or a Swap Bank to the Agent, only if it is addressed in such a manner as the Agent shall specify for this purpose.

28.8	English language. Any notice under or in connection with a Finance Document shall be in English.

28.9	Meaning of "notice". In this Clause 28, "notice" includes any demand, consent, authorisation, approval, instruction, waiver or other communication.

29.	JOINT AND SEVERAL LIABILITY AND HEDGE GUARANTEE

29.1
General. Other than for the limited period referred to in Clause 29.6, all liabilities and obligations of the Borrowers under this Agreement shall, whether expressed to be so or not, be several and, if and to the extent consistent with Clause 29.2, joint.

29.2	No impairment of Borrower's obligations. The liabilities and obligations of a Borrower shall not be impaired by:

a.	this Agreement being or later becoming void, unenforceable or illegal as regards the other Borrower;

61141596v5

Exhibit 4.47

b.	any Lender or the Security Trustee entering into any rescheduling, refinancing or other arrangement of any kind with the other Borrower;

c.	any Lender or the Security Trustee releasing the other Borrower or any Security Interest created by a Finance Document; or

d.	any combination of the foregoing.

29.3
Principal debtors. Each Borrower declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and the Finance Documents and no Borrower shall in any circumstances be construed to be a surety for the obligations of the other Borrower under this Agreement.

29.4	Subordination. Subject to Clause 29.5 during the Security Period, no Borrower shall:

a.
claim any amount which may be due to it from the other Borrower whether in respect of a payment made, or matter arising out of, this Agreement or any Finance Document, or the matter unconnected with this Agreement or any Finance Document; or

b.	take or enforce any form of security from the other Borrower for such an amount, or in any other way seek to have recourse in respect of such an amount against any asset of the other Borrower; or

c.	set off such an amount against any sum due from it to the other Borrower; or

d.	prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving the other Borrower or any Security Party; or

e.	exercise or assert any combination of the foregoing.

29.5
Borrower's required action. If during the Security Period, the Agent, by notice to a Borrower, requires it to take any action referred to in paragraphs (a) to (d) of Clause 29.4, in relation to the other Borrower, that Borrower shall take that action as soon as practicable after receiving the Agent's notice.

29.6	Hedge Guarantee. Each Borrower irrevocably and unconditionally and jointly and severally:

(a)	guarantees to the Swap Banks punctual performance by the other Borrower (the "Other Borrower") of all that Other Borrower's obligations under each Master Agreement to which it is a party;

(b)
undertakes with the Swap Banks that whenever the Other Borrower does not pay any amount when due under or in connection with any Master Agreement to which it is a party, that Borrower shall immediately on demand pay that amount as if it were the principal obligor; and

(c)
agrees with the Swap Banks that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Swap Banks immediately on demand against any cost, loss or liability it incurs as a result of the Other Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Master Agreement on the date when it would have been due. The amount payable by a Borrower under this indemnity will not exceed the amount it would have had to pay under this clause if the amount claimed had been recoverable on the basis of a guarantee.

30.	SUPPLEMENTAL

30.1	Rights cumulative, non-exclusive. The rights and remedies which the Finance Documents give to each Creditor Party are:

a.	cumulative;

b.	may be exercised as often as appears expedient; and

61141596v5

Exhibit 4.47

c.	shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

30.2
Severability of provisions. If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

30.3	Counterparts. A Finance Document may be executed in any number of counterparts.

30.4	Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

30.5
Contractual recognition of bail-in. Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to this Agreement, each party to this Agreement acknowledges and accepts that any liability of any party to this Agreement to any other party to this Agreement under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

a.	any Bail-In Action in relation to any such liability, including (without limitation):

i.	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

ii.	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

iii.	a cancellation of any such liability; and

b.	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

31.	LAW AND JURISDICTION

31.1	English law. This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.

31.2	Exclusive English jurisdiction. Subject to Clause 31.3, the courts of England shall have exclusive jurisdiction to settle any Dispute.

31.3	Choice of forum for the exclusive benefit of Creditor Parties. Clause 31.2 is for the exclusive benefit of the Creditor Parties, each of which reserves the rights:

a.	to commence proceedings in relation to any Dispute in the courts of any country other than England and which have or claim jurisdiction to that Dispute; and

b.	to commence such proceedings in the courts of any such country or countries concurrently with or in addition to proceedings in England or without commencing proceedings in England.
No Borrower shall commence any proceedings in any country other than England in relation to a Dispute.

31.4	Process agent

a.
Each Borrower irrevocably appoints Scorpio UK Limited at its business address for the time being, presently at 10 Lower Grosvenor Place, London, SW1W 0EN (such communication to be marked preferably and if possible on the paper envelope (not any courier exterior) with "SALT Transaction" for the urgent attention of the Legal Department), to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English courts which are connected with a Dispute.

61141596v5

Exhibit 4.47

b.
If any agent appointed as an agent for service of process under this Clause is unable for any reason to act as agent for service of process, the Borrowers (on behalf of themselves and all of the other Security Parties) must immediately (and in any event no later than the end of the previous process agent's appointment) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

31.5
Creditor Party rights unaffected. Nothing in this Clause 31 shall exclude or limit any right which any Creditor Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

31.6
Meaning of "proceedings". In this Clause 31, "proceedings" means proceedings of any kind, including an application for a provisional or protective measure and a "Dispute" means any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement) or any non-contractual obligation arising out of or in connection with this Agreement.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
LENDERS AND COMMITMENTS

Lender	Lending Office	Commitment (US Dollars)
NIBC Bank N.V.	NIBC Bank N.V. 4 Carnegieplein 2517 KJ, The Hague The Netherlands	$38,700,000

SCHEDULE 2

SWAP BANKS

Swap Bank	Booking Office
NIBC Bank N.V.	NIBC Bank N.V. 4 Carnegieplein 2517 KJ, The Hague The Netherlands

61141596v5

Exhibit 4.47

SCHEDULE 3

DRAWDOWN NOTICE

To:	NIBC Bank N.V.
4 Carnegieplein
2517 KJ, The Hague
The Netherlands
[●] 2017
DRAWDOWN NOTICE

1
We refer to the loan agreement (the "Loan Agreement") dated [●] 2017 and made between ourselves as joint and several Borrowers, the Lenders referred to therein, the Swap Banks referred to therein and yourselves as Mandated Lead Arranger, Agent and as Security Trustee in connection with a facility of up to US$38,700,000. Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2	We request to borrow Tranche [A][B][C] as follows:‑

(a)	Amount: US$[●];

(b)	Drawdown Date: [●] 2017;

(c)	[Duration of the first Interest Period shall be [●] months;] and

(d)	Payment instructions: [●].

3	We represent and warrant that:

(a)	the representations and warranties in Clause 10 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing; and

(b)	no Event of Default or Latent Event of Default has occurred or will result from the borrowing of the Loan.
4 This notice cannot be revoked without the prior consent of the Majority Lenders.

[Name of Signatory]

___________________________
Director
for and on behalf of
SBI COUGAR SHIPPING COMPANY LIMITED
SBI JAGUAR SHIPPING COMPANY LIMITED
and
SBI PUMA SHIPPING COMPANY LIMITED

61141596v5

Exhibit 4.47

SCHEDULE 4
CONDITION PRECEDENT DOCUMENTS

PART A

The following are the documents referred to in Clause 9.1(a).

1.	A duly executed original of each Finance Document (and of each document required to be delivered by each Finance Document) other than those referred to in paragraph 1 of Part B of this Schedule 4.

2.	Copies of the certificate of incorporation and constitutional documents of each Borrower and each Security Party.

3.
Copies of resolutions of the directors of each Borrower and each Security Party and in the case of the Borrowers copies of resolutions of their shareholders authorising the execution of the Master Agreement and each of the Finance Documents to which that Borrower or that Security Party is a party and, in the case of each Borrower, authorising named officers to give Drawdown Notices and other notices under this Agreement.

4.	The original of any power of attorney under which the Master Agreement and any Finance Document is executed on behalf of each Borrower or a Security Party.

5.	An incumbency certificate in respect of the officers and directors (or equivalent) of each Borrower and the Security Parties and signature samples of any signatories to any Finance Document.

6.	Copies of all consents which each Borrower or any Security Party requires to enter into, or make any payment under, any Finance Document and any Master Agreement.

7.	Documentary evidence that the Earnings Accounts have been opened with the relevant Account Bank.

8.	Documentary evidence that the agent for service of process named in Clause 31 has accepted its appointment.

9.
Such documentation and other evidence in form and substance acceptable to the Agent or a Lender in order for each to carry out and be satisfied with the results of all necessary "know your customer" or other checks which it is required to carry out in relation to the transactions contemplated by this Agreement, and other Finance Documents and any Master Agreement, including without limitation obtaining, verifying and recording certain information and documentation that will allow the Agent and each of the Lenders to identify each Borrower and each Security Party.

10.
Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the structure of the financing which is the subject of this Agreement and the laws of the Marshall Islands and such other relevant jurisdictions as the Agent may require.

11.	A Compliance Certificate together with all supporting Accounting Information and other evidence as required pursuant to the terms of this Agreement.

12.	The Fee Letter(s) duly signed by the parties to it.

13.	Copies of each MOA and of all documents signed or issued by the relevant Borrower or the relevant Seller (or both of them) under or in connection with it.

14.
Valuations of the Fair Market Value of each Ship addressed to the Agent and the Lenders stated to be for the purpose of this Agreement which evidences an aggregate Fair Market Value of all such Ships of not less than 140 per cent. of the Total Commitments.

15.	Evidence that the Borrowers have paid any and all fees and expenses then due and payable under the Finance Documents.

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Exhibit 4.47

16.	If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

17.	PART B
The following are the documents referred to in Clause 9.1(a).
In this Part B, the "relevant Ship" means the particular Ship to which the relevant Tranche relates and relevant "relevant Borrower" means the Borrower owning that Ship.

1
A duly executed original of the Mortgage, the General Assignment, any Charterparty Assignment, the Account Security Deed and any Intercompany Loan Assignment (if applicable) (and of each document to be delivered by each of them) relating to the relevant Ship.

2	Documentary evidence that:

(a)
the relevant Ship has been unconditionally delivered by the relevant Seller to, and accepted by, the relevant Borrower under the relevant MOA and that the full purchase price payable and all other sums due to the relevant Seller under the relevant MOA, other than the sums to be financed pursuant to the relevant Tranche, have been paid to the relevant Seller;

(b)	the relevant Ship is permanently registered in the name of the relevant Borrower under the applicable Approved Flag;

(c)	the relevant Ship is in the absolute and unencumbered ownership of the relevant Borrower save as contemplated by the Finance Documents;

(d)	the relevant Ship maintains the highest available class with the Approved Classification Society free of all overdue recommendations and conditions of such Approved Classification Society;

(e)
the relevant Mortgage has been duly registered against the relevant Ship as a valid first priority or, as the case may be, preferred ship mortgage in accordance with the laws of the jurisdiction of its Approved Flag;

(f)
the relevant Ship is insured in accordance with the provisions of this Agreement and all requirements therein in respect of insurances have been complied with together with copies of the insurance policies and certificates of entry for the relevant Ship; and

3
Documents establishing that the relevant Ship is managed by the Approved Ship Manager and/or the Approved Sub-Manager on terms acceptable to the Agent (such documents the "Approved Management Agreement"), together with:

(a)
an Approved Ship Manager's Undertaking executed by the relevant Approved Ship Manager and/or the Approved Sub-Manager which is party to an Approved Management Agreement with the relevant Borrower and/or relevant Approved Ship Manager, in favour of the Agent; and

(b)
copies of the Approved Technical Ship Manager's (or, if applicable, the Approved Sub-Manager's) Document of Compliance and the relevant Ship's Safety Management Certificate (together with any other details of the applicable safety management system which the Agent requires) and ISSC.

4
If the Drawdown Date for the relevant Tranche occurs after 22 December 2017, valuations of the Fair Market Value of the relevant Ship together with any other Ship already financed by the Loan and subject to a Mortgage, addressed to the Agent and the Lenders stated to be for the purposes of this Agreement which evidence an aggregate Fair Market Value for such Ship or Ships of not less than 140 per cent. of the Loan.

5	Confirmation from the Agent of receipt of a satisfactory inspection report for the relevant Ship.

6	Evidence that the Green Passport required pursuant to Clause 14.19 is in place for the relevant Ship.

7	An update on the current SIRE status of the relevant Ship satisfactory to the Agent.

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8	A copy of the International Air Pollution Prevention Certificate for the relevant Ship.

9	Favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of the Marshall Islands, and such other relevant jurisdictions as the Agent may require.

10	A favourable opinion from an independent insurance consultant appointed by the Agent on such matters relating to the insurances for the relevant Ship as the Lenders may require

11	Documentary evidence that the agent for service of process named in any of the other Finance Documents has accepted its appointment on behalf of the Borrowers and any Security Party.

12	If the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.
Each of the documents specified in this Schedule 4 shall be certified as a true and up to date copy by a director or the secretary (or equivalent officer) of each Borrower.
SCHEDULE 5
TRANSFER CERTIFICATE
The Transferor and the Transferee accept exclusive responsibility for ensuring that this Certificate and the transaction to which it relates comply with all legal and regulatory requirements applicable to them respectively.

To:	[Name of Agent] for itself and for and on behalf of the Borrowers, each Security Party, the Security Trustee, each Lender and each Swap Bank, as defined in the Loan Agreement referred to below.
[●]

13
This Certificate relates to a Loan Agreement (the "Agreement") dated [●] 2017 and made between (1) SBI Cougar Shipping Company Limited, SBI Jaguar Shipping Company Limited and SBI Puma Shipping Company Limited as joint and several borrowers (the "Borrowers"), (2) the banks and financial institutions named therein as Lenders, (3) the banks and financial institutions named therein as Swap Banks, (4) NIBC Bank N.V. as Mandated Lead Arranger, (5) NIBC Bank N.V. as Agent and (6) NIBC Bank N.V. as Security Trustee for a loan facility of up to $38,700,000.

14	In this Certificate, terms defined in the Agreement shall, unless the contrary intention appears, have the same meanings when used in this Certificate and:
"Relevant Parties" means the Agent, each Borrower, each Security Party, the Mandated Lead Arranger, the Security Trustee, each Lender and each Swap Bank;
"Transferor" means [full name] of [lending office];
"Transferee" means [full name] of [lending office].

15	The effective date of this Certificate is [●] Provided that this Certificate shall not come into effect unless it is signed by the Agent on or before that date.

16
[The Transferor assigns to the Transferee absolutely all rights and interests (present, future or contingent) which the Transferor has as Lender under or by virtue of the Agreement and every other Finance Document in relation to [●] per cent. of its Contribution, which percentage represents $[●].]

17
[By virtue of this Certificate and Clause 26 of the Agreement, the Transferor is discharged [entirely from its Commitment which amounts to $[●]] [from [●] per cent. of its Commitment, which percentage represents $[●]] and the Transferee acquires a Commitment of $[●].]

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18
The Transferee undertakes with the Transferor and each of the Relevant Parties that the Transferee will observe and perform all the obligations under the Finance Documents which Clause 26 of the Agreement provides will become binding on it upon this Certificate taking effect.

19
The Agent, at the request of the Transferee (which request is hereby made) accepts, for the Agent itself and for and on behalf of every other Relevant Party, this Certificate as a Transfer Certificate taking effect in accordance with Clause 26 of the Agreement.

20	The Transferor:

(a)	warrants to the Transferee and each Relevant Party that:

(i)	the Transferor has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which are required in connection with this transaction; and

(ii)	this Certificate is valid and binding as regards the Transferor;

(b)	warrants to the Transferee that the Transferor is absolutely entitled, free of encumbrances, to all the rights and interests covered by the assignment in paragraph 4; and

(c)
undertakes with the Transferee that the Transferor will, at its own expense, execute any documents which the Transferee reasonably requests for perfecting in any relevant jurisdiction the Transferee's title under this Certificate or for a similar purpose.

21	The Transferee:

(a)	confirms that it has received a copy of the Agreement and each of the other Finance Documents;

(b)	agrees that it will have no rights of recourse on any ground against either the Transferor, the Agent, the Security Trustee, any Lender or any Swap Bank in the event that:

(i)	any of the Finance Documents prove to be invalid or ineffective;

(ii)	each Borrower or any Security Party fails to observe or perform its obligations, or to discharge its liabilities, under any of the Finance Documents;

(iii)
it proves impossible to realise any asset covered by a Security Interest created by a Finance Document, or the proceeds of such assets are insufficient to discharge the liabilities of each Borrower or any Security Party under any of the Finance Documents;

(c)
agrees that it will have no rights of recourse on any ground against the Agent, the Security Trustee, any Lender or any Swap Bank in the event that this Certificate proves to be invalid or ineffective;

(d)	warrants to the Transferor and each Relevant Party that:

(i)	it has full capacity to enter into this transaction and has taken all corporate action and obtained all consents which it needs to take or obtain in connection with this transaction; and

(ii)	that this Certificate is valid and binding as regards the Transferee;

(e)	confirms the accuracy of the administrative details set out below regarding the Transferee.

22
The Transferor and the Transferee each undertake with the Agent and the Security Trustee severally, on demand, fully to indemnify the Agent and/or the Security Trustee in respect of any claim, proceeding, liability or expense (including all legal expenses) which they or either of them may incur in connection with this Certificate or any matter arising out of it, except such as are shown to have been mainly and directly caused by the gross and culpable negligence or dishonesty of the Agent's or the Security Trustee's own officers or employees.

23
The Transferee shall repay to the Transferor on demand so much of any sum paid by the Transferor under paragraph 9 as exceeds one-half of the amount demanded by the Agent or the Security Trustee in respect of a

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claim, proceeding, liability or expense which was not reasonably foreseeable at the date of this Certificate; but nothing in this paragraph shall affect the liability of each of the Transferor and the Transferee to the Agent or the Security Trustee for the full amount demanded by it.
[Name of Transferor]    [Name of Transferee]
By:    By:
Date:    Date:

AGENT
Signed for itself and for and on behalf of itself
as Agent and for every other Relevant Party
[Name of Agent]
By:
Date:

Administrative Details of Transferee
Name of Transferee:
Lending Office:
Contact Person
(Loan Administration Department):
Telephone:
Fax:
Contact Person
(Credit Administration Department):
Telephone:
Fax:
Account for payments:

Note:
This Transfer Certificate alone may not be sufficient to transfer a proportionate share of the Transferor's interest in the security constituted by the Finance Documents in the Transferor's or Transferee's jurisdiction. It is the responsibility of each Lender to ascertain whether any other documents are required for this purpose.

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Schedule 6
DESIGNATION NOTICE
To:    NIBC Bank N.V.
4 Carnegieplein
2517 KJ, The Hague
The Netherlands
[●]
Dear Sirs
Loan Agreement dated [●] 2017 made between (i) ourselves as joint and several Borrowers, (ii) the Lenders named therein, (iii) the Swap Banks named therein, (iv) yourselves as Mandated Lead Arranger and (v) yourselves as Agent and Security Trustee (the "Loan Agreement").
We refer to:-

24	the Loan Agreement;

25	the Master Agreement dated [●] made between ourselves and [●]; and

26	a Confirmation delivered pursuant to the said Master Agreement dated [●] and addressed by [●] to us.
In accordance with the terms of the Loan Agreement, we hereby give you notice of the said Confirmation and hereby confirm that the Transaction evidenced by it will be designated as a "Designated Transaction" for the purposes of the Loan Agreement and the Finance Documents.
Yours faithfully,
[Name of Signatory]

___________________________
Director
for and on behalf of
SBI COUGAR SHIPPING COMPANY LIMITED

[Name of Signatory]

___________________________
Director
for and on behalf of
SBI JAGUAR SHIPPING COMPANY LIMITED

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Exhibit 4.47

[Name of Signatory]

___________________________
Director
for and on behalf of
SBI PUMA SHIPPING COMPANY LIMITED

Schedule 7

LIST OF APPROVED BROKERS
Clarkson plc
Arrow Sale & Purchase Ltd.
Braemar Seascope Ltd.
Maersk Broker K/S
Fearnleys Ltd.
Compass Maritime Services LLC

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Execution Pages

BORROWERS

SIGNED by    /s/ Francesca Gianfranchi
Attorney in fact                )
)
for and on behalf of        )
SBI COUGAR SHIPPING         )
COMPANY LIMITED        )
in the presence of:    /s/ Valentine Chatelier

SIGNED by    /s/ Francesca Gianfranchi
Attorney in fact            )
)
for and on behalf of        )
SBI JAGUAR SHIPPING         )
COMPANY LIMITED        )
in the presence of:    /s/ Valentine Chatelier
)

SIGNED by    /s/ Francesca Gianfranchi
Attorney in fact        )
)
for and on behalf of        )
SBI PUMA SHIPPING         )
COMPANY LIMITED        )
in the presence of:    /s/ Valentine Chatelier
)

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THE LENDERS

SIGNED by    Emeline Yew
Attorney in fact

)
)
for and on behalf of        )
NIBC BANK N.V.        )
in the presence of: /s/ Paul Horgarth
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB    )

THE SWAP BANKS

SIGNED by    Emeline Yew
Attorney in fact)
)
for and on behalf of        )
NIBC BANK N.V.        )
in the presence of:    /s/ Paul Horgarth
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB    )

THE MANDATED LEAD ARRANGER

SIGNED by
Emeline Yew
Attorney in fact    )
)
for and on behalf of        )
NIBC BANK N.V.        )
in the presence of:/s/ Paul Horgarth
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB        )

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Exhibit 4.47

THE AGENT

SIGNED by    Emeline Yew
Attorney in fact    )
)
for and on behalf of        )
NIBC BANK N.V.        )
in the presence of:

/s/ Paul Horgarth
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB    )

THE SECURITY TRUSTEE

SIGNED by    Emeline Yew
Attorney in fact    )
)
for and on behalf of        )
NIBC BANK N.V.        )
in the presence of:

/s/ Paul Horgarth
Trainee Solicitor
Watson Farley & Williams LLP
15 Appold Street
London EC2A 2HB    )

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